                                                                          EX-2.6
                                                                  CONFORMED COPY



                            DATED October 7th, 1996



                        SWALEC TELCO INVESTMENTS LIMITED



                          SOUTH WALES ELECTRICITY PLC


                                      and


                      INTERNATIONAL CABLETEL INCORPORATED



                        ________________________________

                            SHARE PURCHASE AGREEMENT
                        ________________________________

                            SHARE PURCHASE AGREEMENT
                            ------------------------

                                    CONTENTS
                                    --------

Page
------------

 1. INTERPRETATION...........................................     1
 2. SALE AND PURCHASE........................................     7
 3. CONSIDERATION............................................     8
 4. COMPLETION...............................................     8
 5. THE SELLER'S WARRANTIES..................................     9
 6. CABLETEL REMEDIES........................................    10
 7. PURCHASER'S WARRANTIES AND INDEMNITY.....................    10
 8. THE SELLER'S REMEDIES....................................    10
 9. INVESTMENT REPRESENTATIONS...............................    11
10. COVENANTS AND UNDERTAKINGS...............................    12
11. REGISTRATION UNDER THE SECURITIES ACT....................    15
12. RESTRICTIONS ON BUSINESS ACTIVITIES......................    26
13. THE JOINT VENTURE AGREEMENT AND OTHER ARRANGEMENTS.......    29
14. CONSORTIUM RELIEF........................................    32
15. EFFECT OF COMPLETION.....................................    33
16. REMEDIES AND WAIVERS.....................................    33
17. ASSIGNMENT...............................................    33
18. FURTHER ASSURANCE........................................    34
19. ENTIRE AGREEMENT.........................................    34
20. NOTICES..................................................    34
21. ANNOUNCEMENTS............................................    35
22. CONFIDENTIALITY..........................................    36
23. RESTRICTIVE TRADE PRACTICES ACT 1976.....................    37
24. COSTS AND EXPENSES.......................................    37
25. COUNTERPARTS.............................................    37
26. INVALIDITY...............................................    37
27. CHOICE OF GOVERNING LAW..................................    38
28. JURISDICTION.............................................    38
29. AGENT FOR SERVICE........................................    38

SCHEDULE 1    Completion Arrangements........................    39
SCHEDULE 2    Seller's Warranties............................    41
SCHEDULE 3    Purchaser's Warranties.........................    44
SCHEDULE 4    Limitations on Liabilities under the Warranties    48
SCHEDULE 5    Seller's Interests.............................    53
SCHEDULE 6    Agreements between the Parties.................    54
SCHEDULE 7    Form of Deed of Release........................    55
SCHEDULE 8    Purchaser's Commission Documents...............    60

SIGNATURES...................................................    61

THIS AGREEMENT is made October 7th, 1996

BETWEEN:-

1. SWALEC TELCO INVESTMENTS LIMITED of Newport Road, St. Mellons, Cardiff CF3 9XW (registered in England and Wales No. 2837273) (the "Seller");
                                                             ------

2. SOUTH WALES ELECTRICITY PLC of Newport Road, St. Mellons, Cardiff CF3 9XW (registered in England and Wales No. 2366985) ("SWALEC");
                                                     ------

AND

3. INTERNATIONAL CABLETEL INCORPORATED of 110 East 59th Street, New York, NY 10022, USA (a Delaware corporation) (the "Purchaser").
                                               ---------

WHEREAS:-

     The Seller has agreed to sell and the Purchaser has agreed to purchase all of the Seller's Interests (as defined in this agreement) in each case on the terms and subject to the conditions of this agreement.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION
     --------------

(A)  In this agreement and the schedules to it:-

"Books and Records"           means all books of account and other documents and
 -----------------
                              all computer disks or tapes or other machine legible programs or other records;

"Business Day"                means a day (other than a Saturday or a Sunday) on
 ------------
                              which commercial banks are open for business in London and New York;

""B" Directors"               means the directors of the Company appointed by
 -------------
                              the "B" Shareholders pursuant to the articles of association of the Company and holding office for the time being and, unless otherwise stated, includes their duly appointed alternates;

"Business Information"        means all information, know-how and
 --------------------

                              records (whether or not confidential and in whatever form held) including (without limitation) all formulas, designs, specifications, drawings, data, manuals and instructions and all customer lists, sales information, auditors comment letters and forecasts, and all computer software and all accounting and tax records, correspondence, orders and inquiries relating exclusively to the Company;

"Commission"                  means the Securities and Exchange Commission or
 ----------                   any other federal agency at the time adminis-
                              tering the Securities Act;

"Commission Documents"        means the reports and other documents specified in
 --------------------         schedule 8 (The Purchaser's Commission Documents)
                              filed by the Purchaser under the Exchange Act (as such documents have been amended since the time of their filing but prior to Completion);

"Common Stock"                means the shares of common stock, par value $0.01
 ------------                 per share, of the Purchaser including in the case
                              of a reclassification, recapitalization or other change in the common stock, or in the case of a consolidation or merger of the Purchaser with or into another person affecting the common stock, such capital stock to which a holder of common stock shall be entitled upon the occurrence of such event;

"Companies Acts"              means the Companies Act 1985, the Criminal Justice
 --------------               Act 1993, the Companies Consolidation
                              (Consequential Provisions) Act 1985 and the
                              Companies Act 1989;

"Company"                     means CableTel Newport of CableTel House, 1
 -------                      Lakeside Road, Farnborough, Hants GU14 6XP
                              (registered in England No. 2478879);

"Completion"                  means completion of the sale and purchase of the
 ----------                   Interests under this agreement;

"Completion Date"             means the date of this agreement;
 ---------------

"Confidential Business
 ---------------------
  Information"                means Business Information which is confidential
  -----------                 or not generally known;

"Convertible Preferred
 ---------------------
  Stock"                      means the shares of Non-voting Convertible
  -----                       Preferred Stock, Series A, par value $0.01 per
                              share, of the Purchaser created under a
                              Certificate of Designation in the agreed form filed with the Secretary of State of Delaware on the date of this agreement and issued to the Seller under this agreement, and after closing shall also mean any security issued or issuable with respect to the Convertible Preferred Stock
                              (except any shares of Common Stock and any secu-rity issued upon conversion or redemption of such Convertible Redeemable Preferred Stock or issued or issuable security) by way of payment-in-kind, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise;

"Deed of Release"             has the meaning given in clause 13(C);
 ---------------

"Disclosure Letter"           means the letter dated October 7th, 1996 written
 -----------------            by the Seller and SWALEC to the Purchaser for the
                              purposes of clause 6(B) (Seller's Warranties) and delivered to the Purchaser before execution of this Agreement;

"Exchange Act"                means the Securities Exchange Act of 1934, or any
 ------------                 similar federal statute, and the rules and
                              regulations of the Commission thereunder, all as the same shall be in effect at the time;

"Group"                       means the Company, all the subsidiaries and
 -----                        subsidiary undertakings of the Company and each
                              undertaking in which the Company has a
                              participating interest (as defined in section 260 of the Companies Act 1985) which is not a Subsidiary of the Company;

"Holder"                      means each person who appears in the securities
 ------                       register maintained by or on behalf of the
                              Purchaser (or would so appear if such register were properly maintained) with respect to the Registrable Securities or, as the case may be, Restricted Securities;

"Joint Venture Agreement"     means the Subscription and Shareholders Agreement
 -----------------------      dated 15th December, 1993 between (1) SWALEC
                              Investments Limited ("SIL"), (2) the Seller, (4) the Purchaser, (5) CableTel Holdings (UK) Limited
                              ("CHUK"), (6) Ocom Sub II, Inc., (7) the Company and CableTel South Wales Limited ("CSW"), as amended by deeds of variation dated 15th December, 1995 and 28th March 1996;

"ICTA 1988"                   means the Income and Corporation Taxes Act 1988;
 ---------

"Interests"                   means the Shares and the Loan Notes;
 ---------

"Loan Notes"                  means all the loan notes, bonds, debentures or
 ----------                   other indebtedness of the Group to any member of
                              the Seller's Group specified in Part B of
                              schedule 5 (The Seller's Interests);

"NMM"                         means the Nasdaq Stock Market's National Market;
 ---

"Proceedings"                 means any proceeding, suit or action arising
 -----------                  out of or in connection with this agreement;

"Purchaser's Group"           means the Purchaser, its subsidiaries and
 -----------------            subsidiary undertakings, any holding company of
                              the Purchaser and all other subsidiaries of any such holding company from time to time;

"Purchaser's Warranties"      means the warranties set out in schedule 3 (The
 ----------------------       Purchaser's Warranties) given by the Purchaser and
                              "Purchaser's Warranty" shall be construed accordingly;

"Registrable Securities"      means (a) any shares of Common Stock issued or
 ----------------------              -
                              issuable upon conversion or redemption of the
                              Convertible Preferred Stock and (b) any shares of
                                                               -
                              Common Stock issued or issuable by way of stock dividend or stock split or otherwise pursuant to the terms and conditions of the Convertible
                              Preferred Stock (but not any shares of Convertible
                              Preferred Stock); provided that a share of Common
                              Stock, once issued, shall cease to be a
                              Registrable Security (i) when a registration statement with respect to the sale of such a share shall have become effective under the Securities
                              Act and such share shall have been disposed of in accordance with such registration statement, (ii) on the expiry of the Effectiveness Period (as defined in clause 11(B)(ii) and extended pursuant to clause 11(D)(vi), (iii) when it shall have been otherwise transferred, and a new certificate for it not bearing a legend restricting further transfer shall have been delivered (or should have been delivered under clause 10(D)) by the Purchaser and subsequent disposition of it shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (vi) it has ceased to be outstanding;

"Restricted Securities"       means (a) any shares of Convertible Preferred
 ---------------------               -
                              Stock from time to time issued and outstanding,
                              (b) any shares of Common Stock issued upon
                               -
                              conversion or redemption of the Convertible
                              Preferred Stock which are required by the terms of this agreement to be evidenced by a certificate or certificates bearing the applicable legend set forth in clause 10(C), (c) any shares of Common
                              Stock issued or issuable by way of stock dividend or stock split or otherwise pursuant to the terms and conditions of the Convertible Preferred
                              Stock, which are required by the terms of this agreement to be evidenced by a certificate or certificates bearing the applicable legend set forth in clause 10(C), and (d) unless the context otherwise requires, any shares of Common Stock issuable upon the conversion or redemption of the Convertible Preferred Stock, which, when so issued, will be required by the terms hereof to be evidenced by a certificate or certificates bearing the applicable legend set forth in such section specified in clause 10(C);

"RTPA 1976"                   means the Restrictive Trade Practices Acts 1976;
 ---------

"Securities Act"              means the Securities Act of 1933, or any similar
 --------------               federal statute, and the rules and regulations of
                              the Commission thereunder, all as the same shall be in effect at the time;

"Seller's Group"              means the Seller, its subsidiaries and subsidiary
 --------------               undertakings from time to time, any holding
                              company of the Seller from time to time, all other subsidiaries or subsidiary undertakings of any such holding company from time to time (except members of the Group);

"Seller's Solicitors"         means Edwards Geldard of Dumfries House, Dumfries
 -------------------          Place, Cardiff CFI 4YF;

"Seller's Warranties"         means the representations and warranties set out
 -------------------          in clause 9 (Investment Representations) and the
                              warranties set out in schedule 2 (The Seller's
                              Warranties) given by the Seller and SWALEC and "Seller's Warranty" shall be construed accordingly;

"Service Document"            has the meaning given in clause 29(C) (Agent for
 ----------------             service);

"Shares"                      means all the issued "B" ordinary shares in the
 ------                       capital of the Company;

"Tax" or "Taxation"           means and includes all forms of taxation and
 ---      --------            statutory, governmental, supra-governmental,
                              state, principal, local governmental or municipal impositions, duties, contributions and levies, in each whether of the United Kingdom or elsewhere, whenever imposed and all penalties, charges, costs and interest relating thereto and without limitation all employment taxes and any deductions or withholdings of any sort;

"Transfer"                    means any sale, assignment, pledge or other
 --------                     disposition of any security, or of any interest
                              therein, which could constitute a "sale" as that term is defined in section 2(3) of the Securities
                              Act;

"Underwritten Offering"       means an underwritten offering in which
 ---------------------        Registrable Securities are sold by the Holders of
                              Registrable Securities;

"U.S. Counsel"                means legal counsel which is, in the reasonable
 ------------                 opinion of the Purchaser, sufficiently experi-
                              enced in U.S. federal and state securities laws to deliver the legal opinions called for by the provisions of this agreement (including, in the case of the Purchaser, counsel to the Purchaser whether or not an employee of the Purchaser);

"Working Hours"               means 9.30 a.m. to 5.30 p.m. (local time) on a
 -------------                Business Day.

(B)  In this agreement, unless otherwise specified:-

 (i) references to clauses, sub-clauses, paragraphs, sub-paragraphs and schedules are to clauses, sub-clauses, paragraphs, sub-paragraphs of, and schedules to, this agreement;

 (ii) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

 (iii) references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

 (iv) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

 (v) references to "indemnify" and "indemnifying" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against that person and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance,

 (vi) the expressions "body corporate", "debentures", "holding company", "paid up", "subsidiary", "subsidiary undertaking" and "wholly-owned subsidiary" shall have the meaning given in the Companies Act 1985;

 (vii) a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 ICTA 1988;

 (viii) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

 (ix) headings to clauses and schedules are for convenience only and do not affect the interpretation of this agreement;

 (x) the schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement, and any reference to this agreement shall include the schedules; and

 (xi) "in the agreed form" means in relation to any document, in the form agreed by the parties prior to execution hereof and for the purpose of identification signed by or on behalf of the Seller and the Purchaser.

2.   SALE AND PURCHASE
     -----------------

(A) The Seller shall sell with full title guarantee, and the Purchaser shall purchase, the Interests specified in schedule 5 (The Seller's Interests). The Seller shall sell the Interests free from all claims, liens, charges, encumbrances and equities arising by, through or under Seller or members of the Seller's Group, and shall be sold with all rights attached or accruing to them at Completion.

(B) The Purchaser shall be entitled from and after Completion to exercise all rights attached or accruing to the Interests including, without limitation, the right to receive all dividends, distributions, payments, repayments, redemptions or any return of capital declared, paid or made by the Company.

3.   CONSIDERATION
     -------------

(A) In consideration for the sale of the Interests by the Seller to the Purchaser, subject to the terms and provisions set forth in this agreement, the Purchaser shall issue and deliver to the Seller in accordance with clause 4 (Completion), and the Seller shall acquire, good and valid title to 780 shares of Convertible Preferred Stock in accordance with clause 4 (Completion).

(B) The parties have agreed to attribute the value of such shares of Convertible Preferred Stock on the basis that 540 shares of Convertible Preferred Stock shall be attributed to the Loan Notes and 240 shares of Convertible Preferred Stock to the Shares.

4.   COMPLETION
     ----------

(A)  Completion shall take place immediately after signature of this Agreement.

(B)  At Completion:-

     (i) the Seller or SWALEC, as the case may be, shall do or procure the doing of those things listed in paragraphs (i) to (iv) of schedule 1 (Completion Arrangements) which are required of the Seller or SWALEC; and

     (ii) the Purchaser shall do or procure the doing of the things listed in paragraphs (v) and (vi) of schedule 1 (Completion Arrangements) and deliver to the Seller's Solicitors a duly executed stock certificate representing the shares of Convertible Preferred Stock stated in clause 3 (Consideration).

(C) The Purchaser shall not be obliged to complete this agreement unless each of the Seller and SWALEC complies fully with the requirements of sub-clause
     (B)(i) so far as they relate to the Seller, SWALEC or any member of the Seller's Group.

(D) The Purchaser shall not be obliged to complete the sale and purchase of any of the Interests unless the sale and purchase of all the Interests is completed simultaneously.

(E)  If the obligations of the Seller and SWALEC under sub-clause (B)(i) and schedule 1 (Completion Arrangements) are not complied with on the Completion Date, the Purchaser may:-

     (i) defer Completion (so that the provisions of this clause 4 shall apply to Completion as so deferred); or

     (ii) proceed to Completion as far as practicable (without limiting its rights under this agreement); or

     (iii) treat this agreement as terminated for breach of a condition.

(F) If the obligations of the Purchaser under sub clause (B) (ii) and schedule 1 (Completion Arrangements) are not complied with on the Completion Date, the Seller and SWALEC may;

     (i) defer Completion (so that the provisions of this clause 4 shall apply to Completion as so deferred); or

     (ii) proceed to Completion as far as practicable (without limiting its rights under this agreement); or

     (iii) treat this agreement as terminated for breach of a condition.

(G) Each of the Seller and SWALEC undertake to indemnify the member of the Group concerned against any and all claims which may be made against it by any of the resigning "B" Directors because of his or their resignation from office or of his or their employment being terminated and against all costs, charges and expenses incurred by any member of the Group which are incidental to any such claim.

(H) Delivery of the stock certificate representing the shares of Convertible Preferred Stock stated in clause 3 (Consideration) in accordance with sub-clause (B)(ii) shall discharge the obligations of the Purchaser under clause 2 (Sale and Purchase).

(I) If, following Completion, the Purchaser or the Seller becomes aware that there has been any material breach of the Seller's Warranties or the Purchaser's Warranties (as the case may be) or any term of this agreement, neither the Purchaser nor the Seller shall be entitled to treat this agreement as terminated but shall be entitled to claim damages or exercise any other right, power or remedy under this agreement.

5.   THE SELLER'S WARRANTIES
     -----------------------

(A)  Each of the Seller and SWALEC warrant to the Purchaser in the terms of schedule 2 (the Seller's Warranties) at the date of this agreement.

(B) Each of the Seller and SWALEC accept that the Purchaser is entering into this agreement in reliance upon each of the Seller's Warranties.

(C) Each of the Seller and SWALEC undertake (if any claim is made against it in connection with the sale of the Interests to the Purchaser) not to make any claim against any member of the Group or any director, employee or adviser of any member of the Group on whom the Seller may have relied before agreeing to any terms of this agreement.

(D) Each of the Seller's Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other the Seller's Warranty or any other term of this agreement.

6.   CABLETEL REMEDIES
     -----------------

(A) Completion shall not in any way constitute a waiver of any of the Purchaser's rights.

(B) In the absence of any fraud or dishonesty on the part of the Seller, SWALEC or any of their agents or advisers, the Purchaser shall not be entitled to claim that any fact causes any of the Seller's Warranties to be breached if fairly disclosed or specifically referred to in the Disclosure Letter or in any document referred to in the Disclosure Letter and delivered with it.

(C) No liability shall attach to the Seller or SWALEC in respect of claims under the Seller's Warranties if and to the extent that the limitations referred to in sub-clause (A) and set out in schedule 4 (Limitations on liability under the Warranties) apply, in the absence of any fraud or dishonesty on the part of the Seller or SWALEC, or any of their agents or advisers.

(D) Each of the Seller and SWALEC acknowledge that the restrictions contained in clause 10 (Covenants and Undertakings), clause 21 (Announcements) and clause 22 (Confidentiality) shall continue to apply after the termination of the sale and purchase of the Interests under this agreement without limit in time, except in the case of clause 10 (Covenants and Undertakings) as expressly provided in that clause.

(E) The Purchaser is entitled to terminate the agreement in the circumstances referred to in clause 4(E)(iii) (Completion).

7.   PURCHASER'S WARRANTIES AND INDEMNITY
     ------------------------------------

(A) The Purchaser warrants to the Seller and SWALEC in the terms of schedule 3 (the Purchaser's Warranties) at the date of this agreement.

(B) The Purchaser accepts that the each of the Seller and SWALEC is entering into this agreement in reliance upon each of the Purchaser's Warranties.

(C) Each of the Purchaser's Warranties shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Purchaser's Warranty or any other term of this agreement.

8.   THE SELLER'S REMEDIES
     ---------------------

(A) Completion shall not in any way constitute a waiver of any of the rights of the Seller or SWALEC.

(B) In the absence of any fraud or dishonesty on the part of the Purchaser or any of its agents or advisers, neither the Seller nor SWALEC shall be entitled to claim that any fact causes any of the Purchaser's Warranties to be breached if it has been disclosed in the Commission Documents.

(C) No liability shall attach to the Purchaser in respect of claims under the Purchaser's Warranties if and to the extent that the limitations referred to in sub-clause (A) and set out in schedule 4 (Limitations on liability under the Warranties) apply, in the absence of fraud or dishonesty on the part of Purchaser, or any of its agents or advisers.

(D) The Purchaser acknowledges that the provisions of clause 11 (Registration under the Securities Act) and the restrictions contained in clause 21 (Announcements) and clause 22 (Confidentiality) shall continue to apply after the termination of the sale and purchase of the Interests under this agreement without limit in time, except, in the case of clause 10 (Covenants and Undertakings) as expressly provided in that clause.

9.   INVESTMENT REPRESENTATIONS
     --------------------------

(A) Each of the Seller and SWALEC acknowledge and understand that the Convertible Preferred Stock and the Common Stock or other securities issuable upon conversion or redemption thereof (collectively, the

     "Securities") have not been registered under the Securities Act and without
     -----------
     prejudice to any other restrictions on transfer imposed hereby, the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.

(B) None of the Seller, SWALEC or any of their respective affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities on behalf of the Purchaser.

(C) The Seller, SWALEC and each of their respective affiliates will not offer or sell on behalf of the Purchaser the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to:

     (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or

     (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(D) (i) Neither the Seller nor SWALEC has offered or sold, and neither the Seller nor SWALEC will offer or sell in the United Kingdom by means of any document, any Securities except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (whether as a principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,

     (ii) The Seller has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services Act 1986 with respect to anything done by it in relation to the Securities, in, from or otherwise involving the United Kingdom and

     (iii) The Seller and SWALEC have only issued or passed on and will only issue or pass on, to any person in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No. 2) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

(E)  The Seller and SWALEC have received and reviewed the Commission Documents.

(F) The Securities will be acquired pursuant to this agreement solely for the account of the Seller, for investment, and not with a view to the distribution of the Securities (other than a Transfer described in the proviso to clause 10(I)(i)).

10.  COVENANTS AND UNDERTAKINGS
     --------------------------

(A) At any such time as any shares of Common Stock are traded on the NMM or listed on any national securities exchange, the Purchaser will, at its expense, obtain promptly and maintain the approval for trading on the NMM, or as the case may be, listing on each such exchange of the shares of Common Stock issuable upon conversion or redemption of then outstanding Convertible Preferred Stock and maintain such approval and/or the listing of such shares of Common Stock after their issuance.

(B) Each share of Convertible Preferred Stock (including each share of Convertible Preferred Stock issued upon the Transfer of any share of Convertible Preferred Stock or otherwise issued pursuant to the terms of the Convertible Preferred Stock) shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "This share of Convertible Preferred Stock and any shares issued or acquired upon the conversion or redemption of this share of Convertible Preferred Stock have not been registered under the Securities Act of 1933, as amended, or any state securities laws and, unless so registered, may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such Act and applicable state securities laws. In addition, this share of Convertible Preferred Stock and such shares may be transferred, sold or otherwise be disposed of only in compliance with the conditions specified in an agreement dated October 7, 1996 between Swalec Telco Investments Limited, South Wales Electricity plc and International CableTel Incorporated including, without limitation, the condition that this share of Convertible Preferred Stock may not be transferred, sold or otherwise be disposed of without the prior written consent of the International CableTel Incorporated. A complete and correct copy of the form of such agreement is available for inspection at the principal office of International CableTel Incorporated."

(C) Except as otherwise permitted by this clause 10, each certificate for any shares of Common Stock issued upon conversion or redemption of the Convertible Preferred Stock or issued otherwise pursuant to the terms of the Convertible Preferred Stock, and each certificate issued upon the Transfer of any such Common Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933 or any state securities laws and, unless so registered, may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such Act and applicable state securities laws. In addition, such shares may be transferred, sold or otherwise be disposed of only in compliance with the conditions specified in a Share Purchase Agreement dated October 7, 1996, between Swalec Telco Investments Limited, South Wales Electricity plc and International CableTel Incorporated. A complete and correct copy of the form of such agreement is available for inspection at the principal office of International CableTel Incorporated."

(D) Without prejudice to sub-clause (I), before any Transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act, other than a Transfer of such securities by the Seller to SWALEC, the Holder thereof will give written notice to the Purchaser of that holder's intention to effect such Transfer.

(E) Subject to sub-clause (I), a Holder who has complied with sub-clause (D) shall be permitted to Transfer any Restricted Securities to a person (each, a "Transferee") if, prior to such Transfer: -

    (i)   the Transferee represents to the Purchaser in writing that it is
     - acquiring such Restricted Securities for investment and not with a view to the distribution thereof (subject, however, to any requirement of law that the disposition thereof shall at all times be within the control of such transferee),

    (ii)  the Transferee agrees in writing with the Purchaser to be bound by,
     -- and to comply in all respects with, the provisions of this clause 10 and clause 11 (Registration under the Securities Act); and

    (iii) the Purchaser receives an opinion reasonably satisfactory to it of --- Oppenheimer Wolff & Donnelly or other U.S. Counsel reasonably satisfactory to the Purchaser, stating that such Transfer may be effected without registration under the Securities Act (which opinion shall be delivered at the expense of the Holder of the Restricted Securities).

(F) The restrictions imposed by sub-clauses (B) to (E) shall cease and terminate as to any particular Restricted Securities when:

     (i) a registration statement with respect to such Restricted Securities shall have become effective under the Securities Act, or

     (ii) the Purchaser receives an opinion (reasonably satisfactory to the Purchaser) of Oppenheimer Wolff & Donnelly or other U.S. counsel reasonably satisfactory the Purchaser, stating that such restrictions are no longer required in order to ensure compliance with the Securities Act (which opinion shall be delivered at the expense of the Holder of the Restricted Securities).

(G) Whenever the restrictions imposed by sub-clauses (B) to (E) shall cease and terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Purchaser, without expense (other than applicable transfer taxes, if any), new certificates representing such securities not bearing the applicable legends required by sub-clauses (B) and (C) upon delivery of the legended certificates representing such securities to the Purchaser.

(H) The Purchaser will at all times reserve and keep available, for issuance and delivery upon conversion of the shares of Convertible Preferred Stock, the number of shares of Common Stock from time to time issuable upon conversion of the shares of Convertible Preferred Stock at the time outstanding. All shares of Common Stock issuable upon conversion of any shares of Convertible Preferred Stock shall be duly authorized and, when issued upon such conversion, shall be validly issued, fully paid and nonassessable.

(I) Subject to sub-clause (J) but notwithstanding anything to the contrary in any other provision of this agreement, the Seller, SWALEC (if, subsequent to Completion, it becomes the Holder of Restricted Securities or Registrable Securities) and each other Holder of Restricted Securities or Registrable Securities who acquires such securities under sub-clause 10(E) by its acquisition of such securities, covenants and undertakes not to
     Transfer: -

     (i) any shares of Convertible Preferred Stock or any interest therein to any person at any time without the prior written consent of the Purchaser (which consent may be withheld or delayed in the Purchaser's absolute discretion);

          PROVIDED THAT, the Seller may Transfer all the shares of Convertible Preferred Stock to SWALEC and SWALEC may Transfer all or some of the shares of Convertible Preferred Stock to any other member of the Seller's Group if each such other member complies with sub-clause 10(E) without the need for such prior written consent;

     (ii) any shares of Common Stock or any interest therein, at any time on or before 31st December, 1996; and

     (iii)  more than an aggregate cumulative amount of:

          (a) 300,000 shares of Common Stock or any interest therein between 1st January and 31st May, 1997;

          (b) 600,000 shares of Common Stock or any interest therein between 1st June, 1997 and 30th November, 1997;

          (c) 1,200,000 shares of Common Stock or any interest therein between 1st December, 1997 and 28th February, 1998

          PROVIDED THAT, in each case, such amounts shall be subject to such appropriate adjustments to reflect any stock split, sub-division, reclassification of, or other change in, the Common Stock or other security issued or issuable upon conversion or redemption of any Convertible Preferred Stock.

(J)  The restrictions imposed by paragraphs (ii) and (iii) of sub-clause (I)
                                 -------------------------------------------
     will not apply: -

     (i) to any shares of Common Stock issued upon redemption of all or some of the shares of Convertible Preferred Stock pursuant to an exercise by the Purchaser of its right to redeem the shares of Convertible Preferred Stock set out in the Certificate of Designations for the Convertible Preferred Stock dated the date of this agreement;

     (ii) to any shares of Common Stock issuable upon conversion of the shares of Convertible Preferred Stock in connection with the occurrence of a Change of Control (as defined in the Certificate of Designations for the Convertible Preferred Stock dated the date of this agreement) nor at any time after such issuance; or

     (iii) on or at any time after 1st March, 1998.

(K) The Purchaser will not issue any shares of Non-voting Convertible Preferred Stock, Series A, par value $0.01 per share except such shares issued hereunder or issued pursuant to the terms of or in exchange or substitution for any such shares so issued under this agreement without the prior written consent of the Holders of a majority by number of such shares so issued.

11.  REGISTRATION UNDER THE SECURITIES ACT
     -------------------------------------

(A) The Purchaser shall use its best efforts, subject to and in accordance with sub-clause (B), to cause to become effective on or before 31st December, 1996, a registration statement on Form S-3 (or if that form is not available to the Purchaser for any reason, such other appropriate registration form of the Commission that is a short form registration statement similar to Form S-3 or its successor if there shall be such a form and, if not, then such form as shall be selected by the Purchaser and as shall be reasonably acceptable to the Holders of a majority (by number of shares) of the Registrable Securities) in compliance with the Securities Act with respect to, and shall take all other necessary and appropriate actions which can be taken by it in order to effect, the registration of the Registrable Securities for resale by the Holders of Registrable Securities, all to the extent requisite to permit disposition of the Registrable Securities, in accordance with the methods of disposition elected by such Holders and set forth in such registration statement.

(B) In connection with the required best efforts of Purchaser to effect the registration of any Registrable Securities under the Securities Act as provided in this clause 11, the Purchaser will:

     (i) use its best efforts to cause such registration statement to become effective under the Securities Act on or before 31st December, 1996, provided, however, that the Purchaser may delay such filing or
           --------  -------
           effectiveness under the circumstances and during the periods described in sub-clauses (D) and (E);

     (ii) subject to subclauses (D) and (E), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective after the date such registration statement has become effective in accordance with paragraph (i) of this sub-clause (B) for a period (the "Effectiveness Period") expiring on the earliest to occur of (i) the fourth anniversary of the date of this agreement (subject to sub-clause (D)(vi)) or, if such date is later than such anniversary (as extended), the date when the Registrable Securities may be freely sold pursuant to Rule 144 (or any successor or similar provision),
           (ii) the date as of which no shares of Common Stock constitute Registrable Securities, (iii) the date as of which all of the Registrable Securities shall have been sold, distributed or otherwise transferred and new certificates for all of such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Purchaser and subsequent disposition thereof shall not require registration or qualification of them under the Securities Act or any similar state law then in force and comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement during the Effectiveness Period in accordance with the intended methods of disposition by the Seller or Holders of Registrable Securities set forth in such registration statement;

     (iii) furnish, from time to time during the Effectiveness Period, to each Holder of Registrable Securities named in such registration statement who so requests in writing and who has provided to the Purchaser an address for such purpose, at least one conformed copy of such registration statement and of each such amendment and supplement thereto (in each case including, if such seller so requests, all exhibits), such number of copies of the prospectus contained in such registration statement (including any preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, as such Holder may reasonably request for the purposes contemplated by the Securities Act;

     (iv) use its best efforts to register or qualify, prior to effectiveness of the registration statement if possible using such efforts (and if not then as soon as practicable thereafter as is possible using such efforts) all Registrable Securities covered by such registration statement for offer and sale under such other securities or blue sky laws of such jurisdictions of the United States as any Holder of Registrable Securities named in such registration statement shall reasonably request by written notice to the Purchaser, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Purchaser shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (iv) be obligated to be so qualified or to take any action which would subject itself to taxation or to consent to general service of process in any such jurisdiction;

     (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as the Seller shall have specified in writing to the Purchaser as necessary to enable the Seller to consummate the disposition of such Registrable Securities;

     (vi) furnish to each Holder of Registrable Securities who is named in such registration statement and has provided the Purchaser with such Holder's address, a signed counterpart, addressed to such Holder (and, in the case of an Underwritten Offering, underwriters, if any) of:

           (1) an opinion of U.S. Counsel for the Purchaser, dated the effective date of such registration statement (and, if such registration includes an Underwritten Offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such Holder, and

           (2) "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an Underwritten Offering, dated the date of the closing under the underwriting agreement)], signed by the independent public accountants who have certified the Purchaser's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters;

     (vii) notify each Holder, during the Effectiveness Period, upon discovery that, or upon the happening of any event known to the Purchaser as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and if any event shall occur as a result of which it is necessary, in the opinion of counsel to the Purchaser, to amend or supplement the prospectus in order to make the prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Purchaser shall amend or supplement the prospectus
           (i) in the case of a Transaction Delay Period (as defined in sub-clause (D)(ii)) or an Information Delay Period (as defined in sub-clause (D)(i)), not later than the expiration of such Delay Period and (ii) in any other case, as soon as practicable using the Purchaser's best efforts, so that, in either such case, as so amended or supplemented, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Purchaser will furnish to each Holder of Registrable Securities such number of copies of such amendment or supplement as such Holder may reasonably request in writing;

    (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, but not later than 90 days of the close of the period covered thereby, in a regular filing on Form 10-K or Form 10-Q, an earnings statement satisfying Rule 158 under the Securities Act (which need not be audited) for the twelve month period beginning not later than the first day of the Purchaser's fiscal quarter next following the "effective date" (as defined in such Rule 158) of such registration statement;

     (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities from and after a date not later than the effective date of such registration statement; and

     (x) enter into such reasonably appropriate agreements and take such other reasonably appropriate actions as the Holders of a majority (by number of shares) of the Registrable Securities included or to be included in such shelf registration statement shall reasonably request in writing in order to expedite or facilitate the registration of such Registrable Securities.

(C) Each Holder of Registrable Securities, by its acquisition of Registrable Securities shall be deemed to have undertaken to furnish the Purchaser in writing, within 15 Business Days after receipt therefor, such information regarding such Holder and such Holder's intended method of disposition of such securities as the Purchaser may from time to time reasonably request in writing.

(D) (i) If, at any time prior to the expiration of the Effectiveness Period, the Board of Directors of the Purchaser has determined in good faith that the filing of the registration statement or the compliance by the Purchaser with its disclosure obligations in connection with the registration statement would require the disclosure of material information which the Purchaser has a bona fide business purpose for
                                                ---- ----
          preserving as confidential the Purchaser may, upon giving the Holders written notice (a "Determination Notice"), delay the filing of the registration statement (if not then filed) and shall not be required to maintain the effectiveness thereof (without the right, however, to de-register any such shares) or amend or supplement the Registration Statement for a period (an "Information Delay Period") commencing on the date of delivery of the Determination Notice and expiring upon the earlier to occur of (x) the date on which such material information is disclosed to the public or ceases to be material or (y) 60 days after the Purchaser makes such good faith determination. Each Determination Notice shall be accompanied by a certificate of an officer of the Purchaser to the effect that the Board of Directors has made the good faith determination required by this sub-paragraph (i) and specifying the date upon which such determination was made.

   (ii) If one or more Holders holding at least a majority (by number of shares at the time issued and outstanding) of Registrable Securities determine at any time prior to the expiration of the Effectiveness Period to sell Registrable Securities in an Underwritten Offering pursuant to the registration statement, they shall so notify the Purchaser in writing at least 30 days prior to the commencement of such Underwritten Offering (a "Holder Notice"). If, within 30 days after delivery of a Holder Notice, the Purchaser shall notify such Holder(s) in writing that it intends to engage in an offering of its equity securities or any securities convertible into, or exchangeable or exercisable for, its equity securities (whether or not involving registration of such securities under the Securities Act), and such notice is accompanied by a letter from an investment banking firm which is nationally recognized in the United States and which is to act as the lead underwriter or initial purchaser in such offering to the effect that, in such firm's good faith belief, sales of all or some of Registrable Securities in the proposed Underwritten Offering by such Holders pursuant to the registration statement at such time are likely to materially adversely affect the successful marketing of such offering (the "Purchaser Notice"), then, the Holders shall not be entitled to sell and shall refrain (but only to the extent specified by such investment banking firm) from selling their Registrable Securities in such Underwritten Offering for a period (a "Transaction Delay Period") commencing on the date that the Purchaser Notice was given to the Holders and expiring upon the earliest to occur of (i) the abandonment of such financing, and (ii) 120 days after the date the Purchaser Notice was given.

   (iii) If the Purchaser does not so deliver a Purchaser Notice within the 30 day period referred to in sub-paragraph (ii), then Holders holding at least a majority (by number of shares at the time issued and outstanding) of Registrable Securities may proceed to sell Registrable Securities in an Underwritten Offering pursuant to the registration statement provided that the distribution of Registrable Securities in such an Underwritten Offering is completed prior to the expiration of the Effectiveness Period. The Purchaser shall, within thirty days after delivery of a Holder Notice, confirm in writing to the Holders whether or not it intends to engage in an offering of its equity securities or any securities convertible into, exchangeable or exerciseable for its equity securities which would be conducted concurrently with such Underwritten Offering. If the Purchaser confirms that it intends to engage in such an offering or if the Purchaser confirms that it does not intend to engage in such an offering but after the expiry of those thirty days decides to engage in such an offering, then it shall give the managing underwriter of the Underwritten Offering notice of the intended timetable for such offering of the Purchaser.

   (iv) If, within 30 days after the delivery of a Holder Notice, the Purchaser shall, instead of delivering the Purchaser Notice, notify such Holder(s) in writing that it intends to register its Common Stock under the Securities Act (other than by a registration in connection with an acquisition, stock option plan, stock purchase plan savings or similar plan) and such Common Stock are to be distributed by or through one or more underwriters (a "Purchaser Offering"), the Purchaser will, subject to the provisions of sub-clause D(v), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder in the proposed Underwritten Offering among the Common Stock to be distributed by such underwriters in the Purchaser Offering to the extent of the number which the Purchaser is so advised by the managing underwriter of such Purchaser Offering (in the letter referred to in sub-clause D(v)) can be sold in such Purchaser Offering,

         PROVIDED THAT if, at any time after giving written notice of its intention to register its Common Stock and prior to the effective date of the registration statement filed in connection with such Purchaser Offering, the Purchaser shall determine for any reason either not to register or to delay registration of the securities included in such Purchaser Registration, the Purchaser may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon, without prejudice, however, to the rights of any Holder of Registrable Securities under sub-clause 11(B), (x) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration or to include any Registrable Securities therein and
         (y) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities as part of the Purchaser Offering, for the same period as the delay in registering such Common Stock.

     (v) If the managing underwriter of such Purchaser Offering shall advise the Purchaser by letter (with a copy to each Holder of the
         Registrable Securities requesting such registration and the holders of any other securities which shall have exercised, in respect of such Purchaser Offering, registration rights comparable to the rights under this clause 11) of its good faith belief that inclusion in such underwritten distribution of all or a specified number of such Registrable Securities or of such other securities so requested to be included is likely to materially adversely affect the successful marketing of the Common Stock (other than such Registrable Securities and other securities so requested to be included) by the underwriters in such Purchaser Offering (such writing to state the basis of such belief and the approximate number of such Registrable Securities and shares of other securities so requested to be included which may be included in such Purchaser Offering without such effect), then the Purchaser may, upon written notice to all Holders of such Registrable Securities and of such other securities so requested to be included, exclude pro rata from such Purchaser Offering (if and to the extent
                 --- ----
         stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and shares of such other securities so requested to be included in the Purchaser Offering of which shall have been requested by each Holder of Registrable Securities and by the holders of such other securities so that the resultant aggregate number of such Registrable Securities and of such other shares of securities so requested to be included which are included in such Purchaser Offering shall be equal to the approximate number of shares stated in such managing underwriter's letter to be the number which may be included in such Purchaser Offering without such effect.

   (vi) A Transaction Delay Period and an Information Delay Period are hereinafter collectively referred to as "Delay Periods" or a "Delay Period." The Purchaser will give prompt written notice to each Holder of Registrable Securities of the commencement of each Delay Period. The Purchaser shall not be entitled to implement Delay Periods which, when taken together with any other Delay Periods during the previous twelve months, are in effect for more than 180 days during such twelve month period. The Purchaser shall not, in any event, be entitled to implement
         (x) Information Delay Periods which, when taken together with any other Information Delay Period during the previous twelve months, are in effect for more than 120 days during such twelve month period or (y) more than one Transaction Delay Period during any twelve month period. The Effectiveness Period shall be extended by the number of days during which each Delay Period is in effect. Accordingly, references in this clause 11 to the Effectiveness Period shall be construed as the Effectiveness Period as so extended.

(E) Each Holder of Registrable Securities agrees by its acquisition of such Registrable Securities that (i) the Purchaser shall not be obligated to maintain the effectiveness of a registration statement with respect to the Registrable Securities during any Information Delay Period (but the Purchaser shall not de-register any Common Stock described in such registration statement); and (ii) upon receipt of any notice from the Purchaser of the existence of any fact or event of the kind described in sub-clause (B)(vii) or the notice of commencement of the Information Delay Period pursuant to sub-clause (D)(i), it will:

     (a)  keep the fact and subject matter of such notice confidential;

     (b) forthwith discontinue that Holder's Transfer of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until that Holder receives either (a) copies of a supplemented or amended prospectus in accordance with sub-clause
          (B)(vii) or (b) a notice from the Purchaser advising it that use of the prospectus forming part of such registration statement may be resumed; and

     (c) if so directed by the Purchaser, will deliver to the Purchaser (at the Purchaser's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such direction.

(F) In the case of the registration effected under the Securities Act by the Purchaser pursuant to this clause 11, the Purchaser agrees to:

     (i) indemnify and hold harmless, to the full extent permitted by law, each Holder of the Registrable Securities named in such registration statement, its officers, directors, agents and employees and each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses, joint or several, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement under which the Registrable Securities of the Purchaser owned by the Holder were registered under the Securities Act, any prospectus or preliminary or summary prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading; and

     (ii) reimburse each such Holder, and each such officer, director, agent and employee, underwriter and controlling person, as incurred, for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding;

     PROVIDED THAT:-

           (a) the Purchaser shall not be liable to any such person in any case to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Purchaser by or on behalf of such person specifically for inclusion therein;

           (b) the Purchaser shall not be liable to any indemnified party under this sub-clause (F) with respect to such registration statement or prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from an untrue statement of a material fact contained in, or the omission of a material fact from, the registration statement or prospectus which untrue statement or omission was corrected in an amended or supplemented registration statement or prospectus, if the person alleging such loss, claim, damage or liability was not sent or given, at or prior to the written confirmation of such sale, a copy of the amended or supplemented registration statement or prospectus and the Purchaser had previously furnished copies thereof to such indemnified party; and

           (c) the Purchaser shall not be liable in any such case to the extent any such loss, claim, damage or liability arises out of or is based upon any sale of Registrable Securities by a Holder during any period in which it has agreed or deemed to have agreed, pursuant to the provisions of this sub-clause (E), not to sell Registrable Securities.

(G) In connection with any registration statement in which a Holder of Registrable Securities is participating, such Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Purchaser, its directors, officers, agents, employees against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the registration statement under which securities of the Purchaser owned by such holder are registered under the Securities Act, any prospectus or preliminary prospectus or in any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent that (i) such untrue or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information furnished in writing by the Seller or such Holder to the Purchaser specifically for inclusion in such registration statement or prospectus,
     (ii) such losses, claims, damages or liabilities arise out of or are based upon misstatements or alleged misstatements or omissions or alleged omissions in respect of which the provisions of paragraphs (a), (b) and (c) of sub-clause (F) specifically provide that the Purchaser shall not be liable therefor.

(H)  Any person entitled to indemnification hereunder will:-

     (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and

     (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.

     If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be reasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one U.S. counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of the outside U.S. counsel of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(I) The Purchaser on the one hand and each Holder of Registrable Securities on the other shall indemnify the other on a basis mutatis mutandis with the
                                                    ----------------
     indemnity specified elsewhere in sub-clauses (F) and (G) (with appropriate modifications) with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

(J)  The indemnification required by this clause 11 shall:-

     (i) be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; and

     (ii) will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the Transfer of shares of Common Stock.

(K) If the indemnification provided for under this clause 11 is unavailable for any reason other than the exceptions to indemnification contained in sub-clause (F) or (G), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(L) The Purchaser will file, during the period when a prospectus is required to be delivered under the Securities Act, the reports required to be filed by it under the Exchange Act to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

(M)  (i)   Subject to sub-clause (M)(ii), all fees and expenses incident to the
           Purchaser's performance of or compliance with this clause 11 will be borne by the Purchaser regardless of whether a Registration Statement becomes effective, including: (a) all registration and filing fees and expenses; (b) all fees and expenses associated with compliance with federal securities and state Blue Sky or securities laws of the states of the United States including the legal fees relating solely to legal counsel on Blue Sky matters; (c) all expenses of printing or copying (including printing of any stock certificates and printing or copying of Prospectuses and registration statements), messenger and delivery services; (d) all fees and disbursements of counsel for the Purchaser; (e) all application and filing fees in connection with listing any Registrable Securities pursuant to the requirements of sub-clause (B)(x); and (f) all fees and disbursements of independent certified public accountants of the Purchaser (including the expenses of any "comfort" letters required by such performance); and (g) its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expense of any liability insurance of the Purchaser, PROVIDED THAT, in the case of an Underwritten Offering, the Purchaser shall not be required bear, and the Seller and the Holders on whose behalf Registrable Securities are included in such registration shall reimburse the Purchaser in accordance with paragraph (iii) of this sub-clause (L) in respect of, any and all of the fees and expenses referred to above (other than the expenses referred to in item (g)) that the Purchaser would not have incurred in connection with the registration of the Registrable Securities pursuant to this clause 11 if such registration did not involve an Underwritten Offering.

     (ii) Each Holder on whose behalf Registrable Securities are included in a registration statement pursuant to clause 11, whether or not it involves an Underwritten Offering, shall be responsible for the payment of all fees and expenses incurred by it or any underwriters retained by it in connection with such registration statement and any Underwritten Offering, including, without limitation, the fees and expenses of any counsel, solicitors, accountants, financial adviser or any other adviser or agent retained by it or such underwriters, advisers or agents, and all costs and expenses in connection with the preparation and negotiation of underwriting agreements and documents, marketing materials and meetings. Notwithstanding paragraph (i) or anything in this agreement to the contrary, each Holder on whose behalf Registrable Securities to be included in the registration statement shall pay all underwriting discounts, commissions and other selling expenses and transfer taxes, if any.

     (iii) All fees and expenses which the Purchaser has not agreed to bear under paragraph (i) of this sub-clause (M) and all fees and expenses referred to in paragraph (ii) of this sub-clause (M), shall be allocated pro rata among all persons on whose behalf Registrable
                     --- ----
           Securities are included in such registration on the basis of the respective amounts of such Securities then being registered on their behalf.

(N) If the registration pursuant to this clause 11 involves an Underwritten Offering, each underwriter thereof shall be an investment banking firm of national standing in the United States selected by Holders of at least a majority (by number of shares issued and outstanding) of Registrable Securities with the prior written approval of the Purchaser (such approval not to be unreasonably withheld).

(O) No person may participate in any Underwritten Offering hereunder unless such person:

     (i)  agrees to sell such person's securities on the basis provided in any
      - underwriting arrangements approved, subject to the terms and conditions hereof, by the Purchaser and the Seller which approval shall not be unreasonably withheld; and

     (ii) completes and executes all questionnaires, indemnities, underwriting -- agreements and other documents (other than powers of attorney)
          required under the terms of such underwriting arrangements.

(P) If requested by the underwriters for any Underwritten Offering by any Holder participating therein, the Purchaser will enter into an underwriting agreement with such underwriters for such Underwritten Offering, such agreement to be reasonably satisfactory in substance and form to the Purchaser, the Seller and the underwriters and to contain such representations and warranties by the Purchaser and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in clause
     (F). The Holders will co-operate with the Purchaser in the negotiation of the underwriting agreement and will incorporate therein the reasonable suggestions of the Purchaser regarding the form and substance thereof. The Holders shall not be required to make any representations or warranties contained in a writing furnished by the Holder for use in such registration statement or agreements with the Purchaser or the underwriters other than representations, warranties or agreements regarding the Holder, the Holder's Registrable Securities and the Holder's intended method of distribution and any other representation required by law.

(Q) The Purchaser may offer securities of the Purchaser other than the Registrable Securities under the registration statement referred to in this clause 11.

12.  RESTRICTIONS ON BUSINESS ACTIVITIES
     -----------------------------------

(A) Each of the Seller and SWALEC undertake to procure that each member of the Seller's Group will not, either alone or in conjunction with or on behalf of any other person (whether directly or indirectly, and whether as shareholder, participator, partner, promoter, director, officer, agent, manager, employee or consultant of, in or to any other person firm or company), do any of the following things:-

     (i) within two years after the Completion Date, compete directly or indirectly with any business of any member of the Purchaser's Group (including the Group) with regard to the provision of entertainment, advertising, telephone and related interactive services via fixed wire network to customers within the franchise areas within the United Kingdom, the franchises for which are, on the Completion Date held by any member of the Purchaser's Group (or such other business of the Group as the shareholders of the Company shall have specifically agreed in writing before the Completion Date shall be undertaken by the Group) (such services being known as the "Relevant Services");

     (ii) within two years after the Completion Date, solicit away from or endeavor to entice away from or discourage from dealing with, any member of the Group any person who was at any time during the period of one year preceding the Completion Date a manufacturer for or supplier or customer or client of such member;

     (iii) within two years after the Completion Date, supply or provide any goods or services competing directly or indirectly with those supplied by any member of the Group to any person who was at any time during the period of one year preceding the Completion Date a customer or client of any member of the Group to whom any member of the Group had during that period supplied or provided goods or services in the ordinary course of its business;

     (iv) within two years after the Completion Date, solicit or endeavor to entice away from or discourage from being employed by or providing services to any member of the Group any person who was at the Completion Date an officer or employee of any member of the Group (other than a "B" Director not being a person engaged exclusively or primarily to provide services to any member of the Group) or the Purchaser (insofar as such person is providing services primarily or exclusively for any member of the Group) whether or not such person would commit a breach of contract by reason of leaving service except for those persons who answer a public advertisement or who approach a member of the Seller's Group;

     (v) within two years after the Completion Date, not employ or manage or attempt to employ or engage or negotiate or arrange the employment or engagement by any other person, firm or company of any person who is at the Completion Date, or was at any time during the period of one year prior thereto, an officer (other than a "B" Director not being a person engaged exclusively or primarily to provide services to any member of the Group) or employee of any member of the Group or the Purchaser (other than a "B" Director) insofar as such person is providing services primarily or exclusively for any member of the Group, except for those persons who answer a public advertisement or who approach a member of the Seller's Group.

     (vi) disclose to any other person or (in any way which may be detrimental to the business of any member of the Group as carried on at the Completion Date) use any information which is Confidential Business Information for so long as that information remains Confidential Business Information except that this paragraph (vi) shall not apply in respect of the revealing of such information in the following circumstances:-

           (a) to any of the professional advisers of any member of the Seller's Group if such advisers have provided to the Purchaser an undertaking from such advisers on the same terms so far as is practicable under this paragraph (vi);

           (b) pursuant to any listing agreement with or the rules and regulations of any recognized security exchange on which securities of any member of the Seller's Group are listed or traded;

           (c) as required by law or pursuant to the United States Internal Revenue Code;

           (d) when the relevant information has entered the public domain otherwise than by the default by any member of the Seller's Group of the provisions of this agreement; or

           (e) to the extent required by any regulatory or governmental body to which any member of the Seller's Group is subject or as required by any governmental order, decree, regulation, license or rule.

    (vii) without limitation to the provisions of this clause, in relation to a business which is competitive or likely to be competitive with the business of any member of the Group as carried on at the Completion Date, use any trade or business name or distinctive mark, style or logo used by or in the business of any member of the Group at any time during the two years before Completion or anything intended or likely to be confused with it; or

    (viii) assist any other person to do any of the foregoing things;

    PROVIDED THAT the restrictions set out in sub-clause (A) shall not prohibit:-

          (a) the acquisition or holding by any member of the Seller's Group of shares amounting to less than 10% of the capital of a company quoted on any stock exchange;

          (b) any member of the Seller's Group using for its own internal purposes or making available its distribution network and assets on commercial terms to Energis Communications Limited and to third parties pursuant to, or in the reasonable interests of, the Seller's Group's electricity supply and distribution businesses;

          (c) the doing of any of the foregoing things if, and to the extent, such things have been previously approved in writing by the Purchaser;

          (d) Hyder Services Limited through its division known as Lusis ("Lusis") providing Relevant Services solely to any other member of Seller's Group for its own internal purposes;

          (e) Lusis providing Relevant Services to a customer, but only if and to the extent that:

               (i) such customer is a customer of Lusis pursuant to a contract in effect on the date of this agreement;

               (ii) revenues, turn-over or sales receivable from such customer or any member of such customer's affiliated group by Lusis for such Relevant Services do not at anytime exceed (Pounds)100,000 in any one calendar year; and

               (iii) SWALEC uses the best endeavours required of it and otherwise complies with its obligations under clause 13
                         (G)(ii) PROVIDED THAT CableTel (UK) Limited uses its reasonable endeavours as referred to in clause 13(G)(i); or

          (f) Lusis providing Relevant Services to any person other than the customers referred to in subclause (e), but only if, and to the extent that;

               (i) it is reasonable to anticipate that such person will expend not less than (Pounds)50,000 annually for those Relevant Services in the then calendar year;

               (ii) the Purchaser (or such member of the Purchaser's Group as it may designate in writing) is offered, in writing, the reasonable right of first refusal to provide telephony services to such person on a basis that is at least competitive with telephony services that can be provided by others, both in terms of pricing and deliverability provided that the Purchaser or such member is acceptable to any such person (which shall be ascertained by a joint approach to such person by Lusis and the Purchaser or such member); and

               (iii) telephone services are not provided via the fixed wire network of any member of the Seller's Group on a basis that does not permit the full recovery of its costs (including capital costs) associated with the provision of those services and a commercially reasonable margin thereon.

(B) The Purchaser undertakes to procure that each member of the Purchaser's Group will not, either alone or in conjunction with or on behalf of any other person (whether directly or indirectly, and whether as shareholder, participator, partner, promoter, director, officer, agent, manager, employee or consultant of, in or to any other person, firm or company) whilst any member of the Purchaser's Group is the holder of any shares in the Company and for a period of two years after such date compete directly or indirectly with any member of the Seller's Group with regard to the electricity supply and distribution business of any member of the Seller's Group within the region served by the Seller on the Completion Date.

(C) Each undertaking contained in this clause 12 shall be construed as a separate undertaking and if one or more of the undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, the remaining undertakings shall continue to bind the parties giving or entering into the same.

13.  THE JOINT VENTURE AGREEMENT AND OTHER ARRANGEMENTS
     --------------------------------------------------

(A)  The parties agree that each of the agreements specified in Part A of schedule 6 (Agreements between the parties) (including all amendments, and modifications of, and supplements to, those agreements) will be terminated on the Completion Date.

(B) The parties agree that all agreements between members of the Group and members of the Seller's Group (excluding the agreements referred to in sub-clause (A), but including, without limitation, each of the agreements specified in Part B of schedule 6 (Agreements between the parties)) shall continue in full force and effect notwithstanding the provisions of sub-clause (A).

(C) The parties agree that each of them will, on Completion and in accordance with their respective obligations under paragraphs (i)(f) and (vii)(c) of
     Schedule 1, procure that all parties to the Joint Venture Agreement enter into a deed of release in the form set out in schedule 7 (Form of Deed of Release) (the "Deed of Release").

(D) The Purchaser undertakes to fully indemnify the Seller and any member of the Seller's Group and their respective officers against any obligation, loss, cost, claim, liability, expense, damage or demand suffered or incurred by the Seller or any member of the Seller's Group or their respective officers (the "Indemnified Persons") arising from or in respect of the Joint Venture Agreement, the articles of association of the Company and any document entered into pursuant hereto or contemplated thereto, or otherwise arising in connection with the Company save to the extent that any such obligation, loss, cost, claim, liability, expense, damage or demand is suffered or incurred by an Indemnified Person as a consequence of any:-

     (i)   willful default;

     (ii)  negligence;

     (iii) breach of the Joint Venture Agreement, the articles of association of the Company and any document entered into pursuant thereto, or contemplated thereby; or

     (iv)  breach of directors' fiduciary duties;

     by an Indemnified Person which was not known to the Purchaser or any member of the Purchaser's Group at the time of entering into this agreement.

(E) The Purchaser undertakes to the Seller and SWALEC to hold, upon written request of the Seller or SWALEC, informal meetings, approximately once each calendar quarter, at which a senior officer of the Purchaser (such as the President or a cognizant Vice President) will be available to discuss the business and operations of the Purchaser, as the same are described in the Purchaser's publicly available information. Such meetings shall occur at such times during Working Hours on Business Days, for such duration and in such location as are mutually convenient to the respective representatives of the Purchaser and the Seller or SWALEC intending to attend such meetings. This undertaking shall cease to have effect if at any time, the number of shares of Convertible Preferred Stock held of record by all members of the Seller's Group is, or becomes, less than 10% of the aggregate number of shares of Convertible Preferred Stock outstanding.

(F) In sub-clauses (F) to (K), "Lease" means the lease dated 24th March 1994 between (1) P & O Developments Limited (2) Acer Consultants Limited (now called Hyder Consulting Limited) and (3) Acer Group Limited in respect of premises at 1st Floor 65 Petty France London SW1, and words and expressions defined in the Lease shall have the same meanings when used in sub-clauses
     (F) to (K).

(G)  SWALEC will procure that Hyder Consulting Limited ("HCL") will:

     (i) within 10 Business Days after the Completion Date enter into an agreement for the assignment of the Lease to CableTel (UK) Limited, such agreement to be in the form initialled by the parties for identification (which shall include a provision requiring CableTel
          (UK) Limited to use all reasonable endeavours to obtain the Landlord's licence to assign the Lease), the assignment of the Lease executed in pursuance of such agreement to contain an indemnity covenant by which CableTel (UK) Limited will on behalf of itself and all those claiming title to the Lease through or under it indemnify Hyder Consulting Limited and Acer Group Limited for all sums, costs, claims and other amounts payable by either of them to the landlord under the Lease as a result of non-compliance with or non-performance of the covenants and other obligations contained in the Lease at any time during the Contractual Term after such assignment of the Lease, save in respect of the matters in respect of which SWALEC has provided an indemnity under sub-clause (H); and

     (ii) use best endeavours to obtain the Licence to Assign in accordance with clause 1.2 of the agreement referred to in sub-clause (i) from the Landlord; provided that such best endeavours shall not require SWALEC or HCL to expend or incur any liability which could result in expenditure of more than (Pounds)25,000 in aggregate (which amount shall include their own internal costs attributable to the provision of property and legal services); but which will (notwithstanding this foregoing proviso) require SWALEC or HCL to enter into (or procure the entering into by another member of the Seller's Group) of such agreements or other arrangements as may be reasonably required by the Landlord (including, but not limited to guarantees, sureties, rent deposit deeds or indemnities) to enable the Licence to Assign to be concluded to the satisfaction of the Landlord PROVIDED THAT this shall not require SWALEC, HCL or such member to pay or deposit monies in excess of the Initial Rent payable for the remainder of the Contractual Term. The Purchaser hereby agrees to indemnify SWALEC,
          HCL and such member against all claims, demands, sums, costs and other amounts suffered or incurred by any of them pursuant to such agreements or arrangements, save to the extent that such claims, demands, sums, costs or amounts relate to the payment or non-payment of the Initial Rent or rates in respect of the Premises payable for the remainder of the Contractual Term. In the event that the Landlord refuses to grant the Licence to Assign notwithstanding the fulfilment by SWALEC or HCL of its obligations aforementioned, SWALEC or HCL shall use their reasonable endeavours within six months of the date of this agreement to assign or sub-let the Premises on an arm's length basis at market rent to a willing assignee or tenant and shall pay to CableTel (UK) Limited an amount equal to the Initial Rent or part thereof plus rates paid by that assignee or tenant.

(H) SWALEC will during the residue of the Contractual Term for so long as the Lease is vested in CableTel (UK) Limited or any of its associated or subsidiary companies indemnify CableTel (UK) Limited and the Purchaser (which indemnity shall provide that it may be claimed as a debt or liquidated demand) in respect of all Initial Rent (and Value Added Tax thereon to the extent that CableTel (UK) Limited (or any person treated as a member of the same group as CableTel (UK) Limited for value added tax purposes) is unable to obtain a credit for the same as allowable input tax, after using all reasonable endeavors to obtain such credit) and rates, but not Additional Rents payable under the Lease as and when due under the Lease;

(I)  The Purchaser will procure that CableTel (UK) Limited will:

     (i) notify SWALEC of any notice relating to rates payable in respect of the Premises (including without limitation notices proposing rating revaluation) and shall not agree to any increase in the rateable value or the rates payable in respect of the Premises without first allowing SWALEC at SWALEC's expense to make such representations and to take such action in respect thereof (in either case in the name of CableTel
          (UK) Limited) as SWALEC shall desire; and

     (ii) not without the prior express written consent of SWALEC agree to any increase in the Initial Rent nor to any variation of the dates on which the Initial Rent is payable under the Lease.

(J) The Purchaser shall procure that CableTel (UK) Limited will, within 10 Business Days after the Completion Date, execute and deliver to Hyder Consulting Limited a counterpart of the agreement for the assignment of the Lease referred to in sub-clause G(i).

(K) The Purchaser undertakes that, if required by the Landlord (as defined in the Lease), it will covenant with the Landlord as Surety in the terms of Clause 3 of the draft License to Assign marked October 2nd, 1996 (in the form initialled by the parties hereto) or such other form as the Landlord and the Purchaser may agree.

14.  CONSORTIUM RELIEF
     -----------------

(A) The Purchaser undertakes to procure that the Company and each member of the Group shall surrender for no payment all amounts eligible for surrender under the provisions of sections 402 to 413 of ICTA 1988 as the Seller shall at its sole discretion direct in respect of the accounting periods of members of the Group for any accounting period, or part of an accounting period, in the two calendar years to 31 December 1996, and in respect of that part of the accounting period for the year to 31 December 1994, for the period from 1 September 1994 to 31 December 1994.

(B) The Purchaser warrants that the Inland Revenue has agreed that CableTel UK Group, Inc. was resident for tax purposes in the United Kingdom from 31 August 1994.

(C) The Purchaser shall procure that the members of the Group shall make all claims and elections, and do all things that need to be done, to give effect to such surrenders in a timely manner.

(D) The Purchaser shall procure that the members of the Group shall not take any action which shall reduce the amounts eligible for surrenders.

(E)  The Purchaser shall:-

     (i) send the Seller copies of the computations of the amounts referred to in sub-clause (A), and copies of the relevant accounts of each member of the Group, not less than 14 days prior to their submission to the Inland Revenue;

     (ii) advise the Seller of all significant matters which arise subsequent to their submission to the Inland Revenue;

     (iii) provide copies of relevant correspondence; and

     (iv) take into consideration any reasonable comments expressed by the Seller on such computations, significant matters and correspondence.


(F) The Purchaser undertakes to the Seller that, for the purposes of the ICTA 1988 consortium relief, it will procure that CableTel UK Group, Inc. or any other member of the Purchaser's Group holding shares in any member of the Group was at all times from 31 August 1994 until Completion resident in the United Kingdom for United Kingdom tax purposes PROVIDED THAT the Purchaser shall not be liable hereunder if CableTel UK Group, Inc. or a member of the Purchaser's Group holding shares in any member of the Group was not so resident by reason of a change in legislation, Inland Revenue practice, the terms of any relevant double tax treaty or by virtue of any other matter of circumstance arising after Completion which is outside of the control of the Purchaser but so that in such circumstances the Purchaser will take all such action which is reasonable within its control so as to ensure that the Purchaser will be treated as being so resident in the United Kingdom again.

(G) The Purchaser hereby covenants with the Seller to pay to the Seller an amount equal to any liability or increased liability to Tax of the Seller or any member of the Seller's Group which arises as a consequence of or by reference to any action or omission carried out or effected by the Purchaser or any member of the Group contrary to the provisions of paragraph (A) to (F) of this clause.

15.  EFFECT OF COMPLETION
     --------------------

     Any provision of this agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all the Seller's Warranties, all the Purchaser's Warranties and all indemnities and other undertakings contained in or entered into pursuant to this agreement shall remain in full force and effect notwithstanding Completion.

16.  REMEDIES AND WAIVERS
     --------------------

(A) No delay or omission on the part of any party to this agreement in exercising any right, power or remedy provided by law or under this agreement or any other documents referred to in it shall:-

     (i)  impair such right, power or remedy; or

     (ii) operate as a waiver thereof.

(B) The single or partial exercise of any right, power or remedy provided by law or under this agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(C) Save as otherwise expressly provided in this Agreement, the remedies provided in this agreement are cumulative and not exclusive of any remedies provided by law.

17.  ASSIGNMENT
     ----------

(A) The benefits of this agreement and any agreements referred to in clause 19 (Entire agreement) may be assigned (together with any cause of action arising in connection with any of them) by either party to any successor company (by way of merger, consolidation or transfer of all or substantially all of its assets) provided that such party's obligations under this agreement are novated to such a successor.

(B) The provisions of clauses 10 and 11 shall be binding upon and inure to the benefit of and be enforceable without the need for an express assignment, by subsequent holders of Restricted Securities or Registrable Securities.

(C) Except as stated in sub-clauses (A) and (B), neither the benefits nor the obligations under this Agreement shall be assignable.

18.  FURTHER ASSURANCE
     -----------------

     Each of the parties shall from time to time, on being required to do so by the other party to this agreement, now or at any time in the future, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to such other party as such other party may reasonably consider necessary for giving full effect to this agreement and securing to such other party the full benefit of the rights, powers and remedies conferred upon such other party in this agreement.

19.  ENTIRE AGREEMENT
     ----------------

(A) This agreement and the Deed of Release constitute the whole and only agreement between the parties relating to the sale and purchase of the Interests and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto.

(B) Each party acknowledges that in entering into this agreement and the Deed of Release on the terms set out therein, it is not relying upon any representation, warranty, promise or assurance made or given by any other party or any other person, whether or not in writing, at any time before the execution of this agreement which is not expressly set out in this agreement.

(C)  This agreement may only be varied in writing signed by each of the parties.

20.  NOTICES
     -------

(A) Any notice or other communication given or made under or in connection with the matters contemplated by this agreement shall be in writing.

(B) Any such notice or other communication shall be addressed as provided in sub-clause (C) and, if so addressed, shall be deemed to have been duly given or made as follows:-

     (i) if sent by personal delivery, upon delivery at the address of the relevant party; and

     (ii) if sent by first class post, six Business Days after the date of posting;

     PROVIDED THAT if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business Day.

(C) The relevant addressee, address of each party for the purposes of this agreement, subject to sub-clause (D), are:-

     Name of party                Address
     -------------                --------------
     South Wales                  Alexandra Gate,
     Electricity plc              Rover Way,
                                  Cardiff CF2 2UE,
                                  Wales,
                                  Attention:  John James

     International CableTel       110 East 59th Street,
     Incorporated                 New York, NY  10022,
                                  U.S.A.
                                  Attention: Richard J. Lubasch

     with a copy of each notice or other communication sent to the Purchaser to:

     CableTel (UK) Limited        CableTel House,
                                  1 Lakeside Road,
                                  Farnborough,
                                  Hants GU14 6XP
                                  England
                                  Attention:  Robert Mackenzie

(D) A party may notify the other parties to this agreement of a change to its name, relevant addressee or address for the purposes of sub-clause (C) PROVIDED THAT such notification shall only be effective on:-

     (i) the date specified in the notification as the date on which the change is to take place; or

     (ii) if no date is specified or the date specified is less than five clear Business Days after the date on which notice is given, the date falling five clear Business Days after notice of any such change has been given.

(E) For the avoidance of doubt, the parties agree that the provisions of this clause shall not apply in relation to the service of Service Documents.

21.  ANNOUNCEMENTS
     -------------

(A) Subject to sub-clause (B), no announcement concerning the sale of the Interests, the purchase of the Convertible Preferred Stock or any ancillary matter shall be made by any member of the Seller's Group without the prior approval of the Purchaser, such approval not to be unreasonably withheld or delayed or by any member of the Purchaser's Group without the prior approval of the Seller and SWALEC, such approval not to be unreasonably withheld or delayed.

(B) Any member of the Seller's Group and any member of the Purchaser's Group may make an announcement concerning the sale of the Interests, the purchase of the Convertible Preferred Stock or any ancillary matter if required by:-

     (i)  the law of any relevant jurisdiction; or

     (ii) any securities exchange or regulatory or governmental body to which such member is subject, wherever situated, including (without limitation) the Commission, the NNM, the Federal Trade Commission, the London Stock Exchange or The Panel on Takeovers and Mergers, whether or not the requirement has the force of law,

     PROVIDED THAT any such announcement shall be made only after notice to the other party.

(C) The restrictions contained in this clause shall continue to apply after the termination of the sale and purchase of the Interests under this agreement without limit in time.

22.  CONFIDENTIALITY
     ---------------

(A) Subject to sub-clause (B), each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this agreement or the agreements specified in Part B of schedule 6 (Agreements between the parties) (including, without limitation, that party's involvement or participation in the affairs of any member of the Group) which relates to:-

     (i)  any member of the Group; or

     (ii) the other party.

(B) Each party may disclose information which would otherwise be confidential if and to the extent:-

     (i)   required by the law of any relevant jurisdiction;

     (ii) required by any securities exchange or regulatory or governmental body to which either party is subject, wherever situated, including (without limitation) the Commission, the NNM, the Federal Trade Commission, the London Stock Exchange or the Panel on Takeovers and Mergers, whether or not the requirement for information has the force of law;

     (iii) required to vest the full benefit of this agreement in either party;

     (iv) disclosed to the professional advisers, auditors and bankers of each party;

     (v) the information has come into the public domain through no fault of that party; or

     (vi) the other parties have given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed,

     PROVIDED THAT any such information disclosed pursuant to paragraphs (i) or
     (iii) shall be disclosed only after notice to the other parties.

(C) The restrictions contained in this clause shall continue to apply after the termination of the sale and purchase of the Interests under this agreement without limit in time.

23.  RESTRICTIVE TRADE PRACTICES ACT 1976
     ------------------------------------

     If there is any provision of this agreement, or of any agreement or arrangement of which this agreement forms part, which causes or would cause this agreement or that agreement or arrangement to be subject to registration under the RTPA 1976, then that provision shall not take effect until the day after particulars of this agreement or of that agreement or arrangement (as the case may be) have been furnished to the Director General of Fair Trading pursuant to section 24 RTPA 1976.

24.  COSTS AND EXPENSES
     ------------------

     Except as otherwise stated in any other provision of this agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Interests and to the preparation, execution and carrying into effect of this agreement and all other documents referred to in it.

25.  COUNTERPARTS
     ------------

(A) This agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

(B) Each counterpart shall constitute an original of this agreement, but at the counterparts shall together constitute but one and the same instrument.

26.  INVALIDITY
     ----------

     If at any time any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:-

(A) the legality, validity or enforceability in that jurisdiction of any other provision of this agreement, or

(B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this agreement.

27.  CHOICE OF GOVERNING LAW
     -----------------------

     This agreement shall be governed by and construed in accordance with English law.

28.  JURISDICTION
     ------------

     The parties to this agreement irrevocably agree for the exclusive benefit of the Purchaser that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this agreement and that accordingly any Proceedings may be brought in such courts. Nothing contained in this clause shall limit the right of Purchaser to take Proceedings against the Seller in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

29.  AGENT FOR SERVICE
     -----------------

(A) The Purchaser irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with Proceedings in England and Wales by service on the Company at its registered office (Attention: Robert Mackenzie).

(B) A copy of any Service Document served on an agent pursuant to this clause shall be sent by post to the Purchaser at its address for the time being for the service of notices and other communications under clause 20 (Notices), but no failure or delay in so doing shall prejudice the effectiveness of service of the Service Document in accordance with the provisions of sub-clause (A).

(C)  "Service Document" means a writ, summons, order, judgment or other process
      ----------------
     issued out of the courts of England and Wales in connection with any Proceedings.

          AS WITNESS the hands of the duly authorized representatives of the
          ----------
parties hereto the day and year first before written.

                                   SCHEDULE 1
                                   ----------

                    (Completion arrangements referred to in
                             clause 4 (Completion))


     At Completion:-

     (i)  the Seller shall deliver to the Purchaser:-

          (a) duly executed transfers in respect of the Interests in favour of the Purchaser, share certificates for the Shares and loan notes evidencing the Loan Notes in the name of the relevant transferors and certified copies of any power of attorney under which any transfer is executed on behalf of the Seller or nominee;

          (b) such waivers or consents (other than any waivers or consents which may be required from a member of the Purchaser's Group), as the Purchaser may require to enable the Purchaser to be registered as holders of the Interests;

          (c) a certificate of a duly authorized officer or attorney of the Seller certifying that no decrease in the valuation of the value of the Interests has been recorded in the Books and Records of any member of the Seller's Group since 1st January, 1996 and before the time of Completion;

          (d) a copy of the minutes of a duly held meeting of the directors of the Seller authorizing the execution by the Seller of this agreement (such copy minutes being certified as correct by the secretary of the Seller); and

          (e) a counterpart of the Deed of Release duly executed by each member of the Seller's Group which is named as a party thereto.

     (ii) the Seller shall procure the "B" Directors of the Company (and any alternate directors appointed by them) to resign their offices as such and to relinquish any rights which they may have under any contract of employment with the Company or any other member of the Group or under any statutory provision including any right to damages for wrongful dismissal, redundancy payment or compensation for loss of office or unfair dismissal, such resignations to be tendered at the board meetings referred to in paragraph (iii)(b);

     (iii) the Seller shall procure that:-

           (a) there be lodged at the registered office of the Company a notice duly executed by the Seller appointing each of the persons nominated by the Purchaser as the "B" Directors of the Company in substitution for the "B" Directors referred to in paragraph
                (ii) above, as the Purchas-
                er shall direct such appointments to take effect on the Completion Date; and

           (b) the "B" Directors referred to in paragraph (ii) above shall deliver to the Company an acknowledgement executed as a deed that he has no claim against any member of the Group for breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other account whatsoever and that no agreement or arrangement is outstanding under which any member of the Group has or could have any obligation to him.

      (iv) the Seller shall deliver to the Purchaser an opinion of the Seller's Solicitors in the agreed form;

      (v) the Purchaser shall procure board meetings of the Company and CableTel South Wales Limited to be held at which it shall be resolved to approve the Deed of Release and the execution thereof by each such company; and

      (vi) the Purchaser shall deliver to the Seller:

           (a)  an opinion of U.S. counsel to the Purchaser in the agreed form;

           (b) a counterpart of the Deed of Release duly executed by each member of the Purchaser's Group which is named as a party thereto;

           (c) a waiver of the provisions of articles 6.1 to 6.11 of the Company's articles of association in the agreed form duly executed by CableTel (UK) Group, Inc.

                                   SCHEDULE 2
                                   ----------

                      The Seller's warranties referred to
                     in clause 5 (The Seller's Warranties)

     Each of the Seller and SWALEC warrants to the Purchaser as follows:-

1.   OWNERSHIP OF THE SHARES
     -----------------------

(A) The Seller is the sole beneficial owner of the Shares specified in schedule 4 (The Seller's Interests), such shares in aggregate constitute the entire issued share capital of the Company beneficially owned by any member of the Seller's Group and the Loan Notes specified in schedule 5 (The Seller's Interests) constitute all the loan notes, bonds, debentures or other indebtedness of the Company (other than any indebtedness arising in the ordinary course of trading relationships between the Company and members of the Seller's Group) registered in the name of, beneficially owned or held by, or owed to any member of the Seller's Group.

(B) Each of the Interests are owned by the Seller free and clear of any equity, claim, option, right to acquire, mortgage, pledge, lien, charge, security interest, limitation on voting rights and encumbrance of any kind and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any. The Interests represent all of the Seller's Group's shares, interests, participations or equivalents (however designated) of each member of the Seller's Group in the Group howsoever arising. Neither it nor any member of the Seller's Group has granted any interest in the Group to any third party or caused any interest in the Group to be held by any third party.

2.   CAPACITY OF THE SELLER
     ----------------------

(A) It has the requisite power and authority to enter into and perform this agreement and to consummate the transactions contemplated by the agreement.

(B) The execution, delivery and performance of this agreement by it and the consummation by it of the other transactions contemplated by this agreement have been duly authorized by all necessary action on the part of it and no other proceedings on the part of it are necessary to authorise this Agreement or to consummate the transactions contemplated by this agreement.

(C) This agreement constitutes and the other documents executed by it which are to be delivered at Completion will, when executed, constitute binding obligations of it in accordance with their respective terms.

(D) The execution and delivery of, and the performance by it of its obligations under this agreement will not:-

     (i) result in a breach of any provision of its memorandum or articles of association

     (ii) result in a breach of, or constitute a default under, any instrument to which any member of the Seller's Group is a party or by which any member of the Seller's Group is bound; or

     (iii) result in a breach of any order, judgment or decree of any court or governmental agency to which any member of the Seller's Group is a party or by which any member of the Seller's Group is bound; or

     (iv)  require the consent of its shareholders or of any other person.

3.   ARRANGEMENTS BETWEEN THE GROUP AND THE SELLER'S GROUP
     -----------------------------------------------------

     Except for the Loan Notes and any indebtedness arising in the ordinary course of trading relationships between members of the Seller's Group and members of the Group, no indebtedness (actual or contingent) is outstanding, and there is no contract or arrangement which has not been entered into on arm's length terms between any member of the Group and any member of the Seller's Group or any person who is a director of or connected with the Seller, SWALEC or with any such member.

4.   OTHER INTERESTS OF SELLER AND SWALEC
     ------------------------------------

     Neither the Seller, SWALEC nor any director of or person connected with the Seller or SWALEC has any interest (other than the holding of shares amounting to less than 10% of the capital of a company quoted on any stock exchange), direct or indirect, in any business which competes or is likely to compete with any business now carried on by any member of the Group.

5.   ACCURACY OF INFORMATION
     -----------------------

     The information given in schedule 5 (the Seller's Interests) is true and accurate in all respects and is not misleading because of any omission or ambiguity or for any other reason.

6.   INSOLVENCY
     ----------

(A) No order has been made and no resolution has been passed for the winding up of the Seller, SWALEC, or Hyder plc or for a provisional liquidator to be appointed in respect of either or all of them and no petition has been presented and no meeting has been convened for the purpose of winding up of the Seller, SWALEC, or Hyder plc.

(B) No administration order has been made and no petition for such an order has been presented in respect of the Seller, SWALEC, or Hyder plc.

(C) No receiver (which expression shall include an administrative receiver) has been appointed in respect of the Seller, SWALEC, Hyder plc or all or any of their respective assets.

(D) Neither the Seller, SWALEC, nor Hyder is insolvent, or unable to pay its debts within the meaning of section 123 Insolvency Act 1986, or has stopped paying its debts as they fall due.

(E) No voluntary arrangement has been proposed under section 1 Insolvency Act 1986 in respect of the Seller, SWALEC, or Hyder plc.

(F) No event analogous to any of the foregoing has occurred in or outside England and Wales.

(G)  No unsatisfied judgment is outstanding against the Seller or Hyder plc.

7.   LITIGATION
     ----------

     No injunction, stop notice or charging order has been made, awarded or threatened against the Seller which prevents or seeks to prevent the Seller from selling the Interests to the Purchaser.

                                   SCHEDULE 3
                                   ----------

      The warranties referred to in clause 7 (The Purchaser's Warranties)

As used in this schedule 3, the term "Material Adverse Effect" with respect to an entity (or group of entities taken as a whole) means an effect which is materially adverse to the business, properties, assets, liabilities, results of operations and financial condition of such entity (or group of entities taken as a whole).

The Purchaser warrants to the Seller and SWALEC as follows:

1.   ORGANIZATION ETC.
     ----------------

(A) The Purchaser and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate the assets owned and leased by it and to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power and authority would not, individually or in the aggregate, have a Material Adverse Effect (as defined herein) on the Purchaser and its subsidiaries taken as a whole.

(B) The Purchaser and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser and its subsidiaries taken as a whole.

(C) The Purchaser has made available to the Seller a complete and correct copy of its charter and by-laws, each as amended to date. Such charter and by-laws are in full force and effect. The Purchaser is not, nor will the execution, delivery or performance of this Agreement by Purchaser result in any, in violation of any provision of its charter or by-laws.

2.   CAPITALIZATION.
     --------------

(A) As of the date of this agreement, the authorized capital stock of the Purchaser consists of 100,000,000 shares of the Purchaser's Common Stock, of which 32,006,800 shares are issued and outstanding and 21,902,850 shares are reserved for issuance upon exercise of options or warrants or conversion of convertible securities, and 2,500,000 shares of preferred stock, $.01 par value, of which no shares are issued and outstanding and one million shares of Series A Junior Participating Preferred Stock have been designated and reserved for issuance in connection with a Rights Agreement dated as of October 13, 1993 between the Purchaser and Continental Stock Transfer & Trust Company, a true and correct copy of which Rights Agreement has heretofore been delivered by the Purchaser to the Seller.

(B) All the outstanding shares of the Purchaser's capital stock are, and the shares of Convertible Preferred Stock, and any shares of Common Stock into or for which such Convertible Preferred Stock is convertible or redeemable, will be, when issued and paid for in accordance with the terms hereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereby.

3.   AUTHORITY
     ---------

(A) The Purchaser has the requisite corporate power and authority to execute and deliver this agreement and to perform its obligations under this agreement.

(B) The execution, delivery and performance of this agreement by the Purchaser have been duly authorized by all necessary corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser, as the case may be, are necessary to authorize this agreement or to perform its obligations under this agreement.

(C) This agreement has been duly executed and delivered by the Purchaser and, assuming this agreement constitutes a valid and binding obligation of the Seller, constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as the enforceability thereof may be limited by the effect of (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (y) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceedings therefor may be brought.

4.   CONSENTS AND APPROVALS; NO VIOLATIONS.
     --------------------------------------

(A) Neither the execution, delivery or performance of this agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated by this agreement:

     (i) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity");

     (ii) result in a breach of or default under any material obligation, agreement or condition contained in any security, contract, indenture, agreement or instrument (including, without limitation, any loan or note agreement or indenture relating to any outstanding securities) to which the Purchaser or any subsidiary is a party or by which the Purchaser or any material subsidiary may be bound;

     (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser provided that the foregoing warranties shall be deemed to be in breach only, in the case of subparagraph (i), where failure to obtain such permits, authorizations, consents or approvals or to make such filings, and, in the case of subparagraphs (ii) and (iii), for violations, breaches, defaults or other occurrences which, in either case, would prevent or delay consummation of this agreement in any material respect or would have a Material Adverse Effect on the Purchaser and its subsidiaries taken as a whole.

5.   COMMISSION REPORTS AND FINANCIAL STATEMENTS.
     -------------------------------------------

(A) The Purchaser has filed with the Commission, and has made available to the Seller, true and complete copies of the Commission Documents (including all amendments thereto). The Commission Documents are all the filings with the Commission that the Purchaser was required to make under the Exchange Act from 23rd March, 1996 to the Completion Date.

(B) The Commission Documents, including without limitation any financial statements or schedules included therein, at the time filed:

     (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and

     (ii) complied in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be.

(C) The consolidated balance sheets of the Purchaser and its consolidated subsidiaries for the fiscal years ended December 31 in each of the years 1993 and 1994, and the related consolidated statements of income, stockholder's equity and cash flows for the fiscal years respectively ending on such dates, accompanied by reports thereon containing opinions by the Purchaser's then current certified public accountants (copies of which have been furnished to you) have been prepared in accordance with U.S. generally accepted accounting principles consistently applied and present fairly the financial position of the Purchaser and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for such years.

(D) The consolidated financial statements of the Purchaser included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereby, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods presented (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted on the Purchaser's Form 10-Q as filed with the Commission under the Exchange Act) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments which will not be material in amount or effect) in all material respects the consolidated financial position of the Purchaser and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

6.   ABSENCE OF CERTAIN CHANGES.
     --------------------------

     Except as disclosed in the Commission Documents, since June 30, 1996, the Purchaser has conducted its business in the ordinary course of such business and there has not been:

     (i) any event or occurrence which has had any Material Adverse Effect on the Purchaser and its subsidiaries taken as a whole,

     (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or

     (iii) any material change in its accounting principles, practices or methods.

7.   LITIGATION.
     ----------

     Except as disclosed in the Commission Document, there is no suit, claim, action, proceeding or investigation pending or, to the best knowledge of the Purchaser, threatened, against the Purchaser or any of its subsidiaries before any governmental entity which, in the aggregate, is reasonably likely to have a Material Adverse Effect on the Purchaser and its subsidiaries taken as a whole or the ability of the Purchaser to perform its obligations under this agreement. Neither the Purchaser nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, would have a Material Adverse Effect on the Purchaser and its subsidiaries taken as a whole or the ability of the Purchaser to perform its obligations under this agreement.

                                   SCHEDULE 4
                                   ----------

                 LIMITATIONS ON LIABILITY UNDER THE WARRANTIES
                 ---------------------------------------------

WARRANTIES
----------

Subject to the next sentence, notwithstanding anything in this agreement to the contrary, the provisions of this Schedule shall operate to limit the liability of one party (the "Defaulting Party") in respect of any claim by the other party (the "Non-defaulting Party") for any breach of the Agreement (including any breach of or inaccuracy in the Defaulting Party's Warranties). For the purpose of this schedule, SWALEC, the Seller and each Relevant Member (as defined in paragraph 2 below) shall collectively be deemed to be one party.

The provisions of this Schedule 4 shall not limit, affect or impair the liability of any party or Holder of Registrable Securities under sub-clauses 11(F) to 11(K), the Purchaser's liability under clause 13(D) or clause 14(G) of the agreement or the Seller's and SWALEC's liability under clause 9 of the agreement. All other obligations, covenants, undertakings, indemnities and warranties contained in the agreement are referred to in this schedule as the "Obligations."

1.   LIMITATION ON QUANTUM
     ---------------------

(A) The Non-defaulting Party shall not be entitled in any event to any payment in respect of any claim or claims under any of the Defaulting Party's Obligations unless and until the amount of any individual claim exceeds (Pounds)10,000; PROVIDED THAT the total aggregate liability of the Defaulting Party for breach of the Defaulting Party's Obligations shall not in any event exceed (Pounds) 52,080,000 or, if the Defaulting Party is the Seller, SWALEC and the Relevant Member, the aggregate amount payable by the Seller, SWALEC and the Relevant Member pursuant to paragraph 2 below or (if less) (Pounds)52,080,000.

(B) For the purpose of paragraph I(A), where a claim relates to more than one event, circumstance, act or omission which event, circumstance, act or omission would separately constitute a breach of or give rise to a claim for breach of any of the Defaulting Party's Obligations, such claim shall be treated as a separate claim in respect of each such event, circumstance, act or omission.


2.   MANNER OF SATISFYING CLAIMS
     ---------------------------

     The liability of the Seller, SWALEC and each Relevant Member in respect of all claims brought by the Purchaser for breach of the Obligations (the "Indemnification Amount") shall be satisfied solely by the payment to the Purchaser of the proceeds from the Sale, whenever consummated, by the Relevant Member of that number of the Convertible Preferred Stock issued to the Seller on Completion or the Common Stock issued to the Seller or another member of the Seller's Group upon conversion of such Convertible Preferred Stock (the "Stock") rounded upward to the nearest whole share, which is derived by dividing the Indemnification Amount by the ask/bid price of the Stock on the date the Indemnification Amount is agreed by the parties (the "Indemnification Shares"). The Seller shall procure that Indemnification Shares then owned by the Relevant Member shall be held by the Relevant Member and shall be sold, subject to compliance with applicable law as soon as practicable, at the direction of the Purchaser, and the proceeds of the Sale (net of any taxes arising from such Sale) of such Indemnification Shares shall be remitted to the Purchaser. To the extent that the Seller is unable to satisfy its obligations pursuant to this clause 2 due to a prior disposal of some or all the Indemnification Shares, the Seller shall first remit to the Purchaser any proceeds (net of any taxes arising from such Sale) from prior Sales of the Indemnification Shares and thereafter the proceeds from the Sale (net of any taxes arising from such Sale) of the Relevant Member's existing holdings of Indemnification Shares. No further payment shall be required to be made by the Seller, SWALEC or any Relevant Member once proceeds of the Sale of all the Stock has been paid to the Purchaser. For the purposes of this paragraph 2, "Relevant Member" means a member of the Seller's Group which, (save in the case of SWALEC) having complied with clause 10(E) of the agreement, holds the Stock for the time being and "Sale" means a sale of Stock by a Relevant Member to a person who or which is not a member of the Seller's Group.


3.   TIME LIMITS FOR BRINGING CLAIM
     ------------------------------

     No claim shall be brought against the Defaulting Party in respect of any breach of the Defaulting Party's Obligations unless the Non-defaulting Party shall have given to the Defaulting Party written notice of such claim specifying (in reasonable detail), in so far as then known to the Non-defaulting Party and is reasonably necessary for the Defaulting Party to ascertain the general nature of the following, the matter which gives rise to the breach or claim, the nature of the breach or claim and the approximate amount claimed in respect thereof (detailing the Non-defaulting Party's calculation of the loss thereby alleged to have been suffered by
     it) within 90 days after the officers of the Defaulting Party become aware of the basis of such claim and in any event on or before the sixth anniversary of Completion.

     PROVIDED that the liability of the Defaulting Party shall absolutely determine (if such claim has not been previously satisfied, settled or withdrawn) if legal proceedings in respect of such claim shall not have been commenced within six months of the service of such notice and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been properly issued and validly served upon the Defaulting Party.

     AND FURTHER PROVIDED that such a claim, once commenced, is progressed by the Non-defaulting Party as quickly as reasonably possible.

4.   CONDUCT OF LITIGATION
     ---------------------

(A) Upon the Non-defaulting Party becoming aware of anything which is or may constitute a breach of any of the Defaulting Party's Obligations or of any claim, action or demand against it or matter likely to give rise to any of these in respect of the Defaulting Party's Obligations, the Non-defaulting Party shall:

     (i) promptly notify the Defaulting Party by written notice as soon as practicable after it appears to the Non-defaulting Party that any assessment or claim of a third party received by or coming to the notice of the Non-defaulting Party may result in a claim under the Defaulting Party's Obligations;

     (ii) subject to the Defaulting Party indemnifying the Non-defaulting party and, if so required by the Non-defaulting Party the relevant member of the Group to their reasonable satisfaction against any liability, costs, damages or expenses which may properly be incurred thereby, take such reasonable action, provide such reasonable assistance and give such information and access to personnel, premises, chattels, documents and records to the Defaulting Party and its professional advisers as the Defaulting Party may reasonably request in order to investigate, avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto or any claim or potential claim in respect of a breach of any of the Defaulting Party's Obligations;

     (iii) at the request and cost of the Defaulting Party, allow the Defaulting Party to take the sole conduct of such actions as the Defaulting Party may deem reasonably appropriate in connection with any such assessment or claim in the name of the Non-defaulting Party and in that connection the Non-default ing Party shall give or cause to be given to the Defaulting Party and at the cost of the Defaulting Party all such assistance as the Defaulting Party may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such claim and shall instruct such solicitors or other professional advisors as the Defaulting Party may nominate to act on behalf of the Non-defaulting Party but to act in accordance with the reasonable instructions of the Defaulting Party;

     (iv) use all reasonable endeavors to ensure that no admission of liability, agreement, settlement or compromise is made with any third party in relation to any such claim or adjudication without the prior written consent of the Defaulting Party (such consent not to be unreasonably withheld or delayed); and

     (v) take at the cost of the Defaulting Party all reasonable action to mitigate any loss suffered by it in respect of which a claim could be made under the Defaulting Party's Obligations.

(B) In any event, the Defaulting Party shall be entitled at any stage and at its reasonable discretion to settle any such third party assessment or claim and shall notify the Non-defaulting Party of its decision so to settle such assessment or claim.


5.   NO LIABILITY IF LOSS IS OTHERWISE COMPENSATED FOR
     -------------------------------------------------

Non-defaulting Party can only claim once
----------------------------------------

(A) The Defaulting Party shall not be liable for breach of any of the Defaulting Party's Obligations to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Non-defaulting Party.

Tax
---

(B) In calculating the liability of the Defaulting Party for any breach of the Defaulting Party's Obligations there shall be taken into account the amount by which any tax for which any member of the Non-defaulting Party's Group is now or may in the future be accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability PROVIDED THAT no such amount shall be taken into account until such time as the Non-defaulting Party receives such benefit.


6.   ACTS OF NON-DEFAULTING PARTY
     ----------------------------

     No claim shall be against the Defaulting Party under the Defaulting Party's Obligations to the extent that such claim is attributable to:

     (A) any voluntary action, omission, transaction or arrangement carried out at the request of or with the consent of the Non-defaulting Party before Completion;

     (B) any voluntary act, omission, transaction or arrangement carried out by the Non-defaulting Party or by persons deriving title from the Non-defaulting Party or any member of the Non-defaulting Party's Group (other than an action, omission, transaction or arrangement carried out pursuant to a legally binding obligation created on or before Completion) occurring after Completion otherwise than in the ordinary course of business; or

     (C) any admission of liability made after the date hereof by the Non-defaulting Party or by persons deriving title from the Non-defaulting Party or any member of the Non-defaulting Party's Group on or after Completion.

7.   RETROSPECTIVE LEGISLATION
     -------------------------

     No liability shall arise in respect of any breach of any of the Defaulting Party's Obligations to the extent that liability for such breach occurs or is increased as a result of any legislation not in force at the date hereof or change in rates of taxation which in either case takes effect retrospectively.

8.   NON-DEFAULTING PARTY'S KNOWLEDGE
     --------------------------------

     The Defaulting Party shall not be liable in respect of any claim under the Defaulting Party's Obligations to the extent that the Non-defaulting Party or any member of the Defaulting Party's Group which is resident in the United Kingdom for tax purposes or operates or is registered in the United Kingdom or any of their respective directors, employees or agents had actual knowledge of the claim or the matter forming the basis for such claim on the date of this agreement.


9.   NO LIABILITY FOR CONTINGENT OR NON-QUANTIFIABLE CLAIMS
     ------------------------------------------------------

     If any breach of the Defaulting Party's Obligations arises by reason of some liability which, at the time such breach or claim is notified to the Defaulting Party, is contingent only or otherwise not capable of being quantified, then the Defaulting Party shall not be under any obligation to make any payment in respect of such breach or claim unless and until such liability ceases to be contingent or becomes capable of being quantified, as the case may be, before six years from Completion. So long as such claim shall have been notified to the Defaulting Party in accordance with paragraph 3 above, then the first proviso to that paragraph shall be amended in relation to such claim so as to require that (subject to the six year limit imposed in the previous sentence) legal proceedings be commenced within six months from the date on which the said liability ceases to be contingent or becomes capable of being quantified, as the case may be, in order for the liability of the Defaulting Party not to determine.


10.  PAYMENT OF CLAIM TO BE REDUCTION IN PURCHASE PRICE
     --------------------------------------------------

     Any payment by the Seller or SWALEC in respect of any claim under the Seller's Warranties shall be deemed to be a reduction in the consideration paid by the Purchaser under clause 3 of this agreement.


11.  OVERRIDING EFFECT
     -----------------

     If there shall be any inconsistency between the provisions of this schedule and the remaining provisions of this agreement, then the provisions of this schedule shall prevail. No one provision of this schedule shall reduce or prejudice the limitation or reduction of the liability of the Defaulting Party under any other provision of this schedule.

                                   SCHEDULE 5
                                   ----------

                            (The Seller's Interests)
                             ----------------------

Part A
------

(A)  Numbers of Shares registered in the name of, and beneficially owned by,
     -----------------------------------------------------------------------
     members of the Seller's Group
     -----------------------------


                                            Number of
                            Registered      Ordinary
     Full name              address         Shares owned
     ---------------------  -------------   ------------
     SWALEC TELCO           Newport Road,    60,060,000
     Investments Limited    St. Mellons,
                            Cardiff
                            CF3 9XW

Part B
------

(B)  Details of Loan Notes registered in the name of, held by or beneficially
     ------------------------------------------------------------------------
     owned by members of the Seller's Group and all other non-trading
     ----------------------------------------------------------------
     indebtedness owed by any member of the Group to any member of the Seller's
     --------------------------------------------------------------------------
     Group
     -----

     The following Loan Notes are registered in the name of, held by, or beneficially owned by the person(s) whose name(s) are set opposite them:


                                                                                  Name of Registered
Principal amount and designation of                                               and, if different,
Loan Notes (or other indebtedness)                                                beneficial owner
-----------------------------------                                               ------------------
1.  (Pounds)4,000,000 unsecured Loan Note 1999 (issued on 18 May, 1994)           SWALEC TELCO
                                                                                  Investments Limited
2.  (Pounds)4,000,000 unsecured Loan Note 2000 (issued on 21 July, 1995)          SWALEC TELCO
                                                                                  Investments Limited
3.  (Pounds)4,400,000 unsecured Loan Note 2000 (issued on 5 October, 1995)        SWALEC TELCO
                                                                                  Investments Limited
4.  (Pounds)3,680,000 unsecured Loan Note 2001 (issued on 21 December, 1995)      SWALEC TELCO
                                                                                  Investments Limited
5.  (Pounds)20,000,000 unsecured Loan Note 2001 (issued on 19 September, 1996)    SWALEC TELCO
                                                                                  Investments Limited
     (Pounds)36,080,000                                                           SWALEC TELCO
                                                                                  Investments Limited

                                   SCHEDULE 6
                                   ----------

Part A
------

     The agreements referred to in clause 13(A) (Agreements and other arrangements to be terminated).

1.   the Joint Venture Agreement.

2. the Agreement for Provision of Management Services dated December 15, 1993 between (1) the Purchaser (2), CHUK, (3) SIL and (4) CSW.


Part B
------

     The agreements referred to in clause 13(B) (Agreements and other arrangements between the parties that continue in full force and effect)

1. the agreement for the grant of a lease of Colchester House, Colchester Avenue, Cardiff, between SWALEC and CSW dated 1st October, 1996.

2. Various electricity supply agreements and agreements for the supply of power supply equipment between SWALEC and CSW.

3. The operating lease for an overhead fibre optic link between SWALEC and CSW dated 10th May, 1995.

4. Various wayleave agreements, licenses and other consents for the installation of the Group's telecommunications network.

5. The site sharing agreement in respect of the site at Castleton Radio Station, Newport, Gwent, between SWALEC and CSW dated 24th January, 1995 (as amended and renewed).

6. Various agreements and arrangements between operating subsidiaries of Hyder plc and members of the Group for:

     (i) the supply of water, the treatment of effluent and the provision of services ancillary thereto;

     (ii) the supply or hire of vehicles and the provision of transport and vehicle maintenance services; and

     (iii) the provision of telecommunications services.

                                   SCHEDULE 7
                                   ----------

                The deed of release referred to in clause 13(C)

                           (Form of Deed of Release)


THIS DEED OF RELEASE is made the            day of October 1996.

BETWEEN:

1. SOUTH WALES ELECTRICITY PLC of Newport Road, St. Mellons, Cardiff CF3 9XW ("SWE").

2.   SWALEC INVESTMENTS LIMITED of Newport Road, St. Mellons, aforesaid
     ("Swalec").

3. SWALEC TELCO INVESTMENTS LIMITED of Newport Road, St. Mellons, aforesaid ("STIL").

4. INTERNATIONAL CABLETEL INCORPORATED of 110 East 59th Street, 26th Floor, New York, ("IC (US)").

5. CABLETEL LIMITED (formerly CableTel Holdings (UK) Limited) of CableTel House, 1 Lakeside Road, Farnborough, Hants GU14 6XP ("IC").

6. CABLETEL UK GROUP INC (formerly OCOM Sub II, Inc.) of CableTel House, aforesaid ("IC UK").

7. CABLETEL NEWPORT (formerly Newport Cablevision Company) of CableTel House, aforesaid ("Newport").

8.   CABLETEL SOUTH WALES LIMITED of CableTel House, aforesaid ("CableTel").


W H E R E A S:

(A) The parties are the parties to a subscription and shareholders agreement dated 15th December 1993 (the "Joint Venture Agreement") as amended by Deeds of Variation dated 15th December 1995 and 28th March 1996.

(B) STIL currently hold 60,060,000 B Ordinary Shares and (Pounds)36,080,000 Loan Notes evidencing the indebtedness of Newport to STIL in the sum of (Pounds)36,080,000 (together, the "Interests").

(C) By an agreement of even date herewith (the "Agreement") between STIL, SWE and IC (US), STIL agreed to sell and IC (US) agreed to purchase all of STIL's Interests.

     Pursuant to the Agreement STIL and IC (US) have agreed to procure that all parties to the Subscription Agreement enter into this Deed of Release.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION
     --------------

     Expressions used but not otherwise defined in this Deed and which are defined in the Joint Venture Agreement shall bear the same meaning in this Deed. "Management Agreement" means an agreement for the provision of management services dated December 15, 1993 between (1) IC (US) (2) CableTel Holdings (UK) Limited (3) Swalec and (4) CableTel.

2.   RELEASE AND WAIVER OF IC (US)
     -----------------------------

     In consideration of the release and waiver contained in clause 3 of this Deed of Release, IC (US), IC, IC UK, Newport and CableTel hereby release and discharge STIL, SWE, Swalec and all subsidiaries, subsidiary undertakings and any holding company of SWE, Swalec or STIL and all other subsidiaries and subsidiary undertakings of any such holding company (the "STIL Group") and all officers, employees and agents thereof from all demands, duties, responsibilities, obligations and liabilities under or in respect of the Joint Venture Agreement (as amended), the Articles of Association, the Management Agreement and any document entered into pursuant thereto, or contemplated thereby and hereby waive all claims of whatsoever nature against all officers, employees and agents of the STIL Group and hereby waive all claims against the STIL Group arising or accruing under or pursuant to the Joint Venture Agreement (as amended), the Management Agreement or the Articles of Association of Newport and any document entered into pursuant thereto or contemplated thereby.

3.   RELEASE AND WAIVER OF SWE GROUP
     -------------------------------

     In consideration of the release and waiver contained in clause 2 of this Deed of Release, SWE, Swalec and STIL hereby release and discharge to Cabletel (UK) Limited, IC (US), IC, IC UK, Newport, CableTel and all subsidiaries, subsidiary undertakings and any holding company of IC (US), IC, IC UK, Newport or CableTel and all other subsidiaries and subsidiary undertakings of any such holding company (the "IC US Group") and all officers, employees and agents thereof from all demands, duties, responsibilities, obligations and liabilities under or in respect of the Joint Venture Agreement (as amended), the Management Agreement, the Articles of Association and any document entered into pursuant thereto or contemplated thereby and hereby waive all claims of whatsoever nature against all officers, employees and agents of the IC US Group and hereby waive all claims against the IC US Group arising or accruing under or pursuant to the Joint Venture Agreement

     (as amended) the Management Agreement or the Articles of Association of Newport and any document entered into pursuant thereto or contemplated thereby.

     PROVIDED ALWAYS that this clause shall not in any way prejudice, limit or affect nor operate as a release or waiver of, the indemnity contained in clause 13(D) of the Agreement.

4.   COUNTERPARTS
     ------------

     This Deed may be signed in two or more counterparts and by each party hereto on separate counterparts, each of which when so signed and delivered shall be an original but all counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Deed has been executed as a Deed by the parties thereto but remains undelivered until the day and year first above written.


EXECUTED as a Deed by
SOUTH WALES ELECTRICITY PLC
acting by:


                              Director


                              Director/Secretary


EXECUTED as a Deed by
SWALEC INVESTMENTS LIMITED
acting by:


                              Director


                              Director/Secretary


EXECUTED as a Deed by
SWALEC TELCO INVESTMENTS LIMITED
acting by:


                              Director


                              Director/Secretary


EXECUTED as a Deed by
INTERNATIONAL CABLETEL INCORPORATED
acting by its duly authorized representative:


EXECUTED as a Deed by
CABLETEL LIMITED
acting by:


                              Director

                              Director/Secretary


EXECUTED as a Deed by
CABLETEL UK GROUP INC
acting by its duly authorized representative:



EXECUTED as a Deed by
CABLETEL NEWPORT
acting by:


                              Director


                              Director/Secretary


EXECUTED as a Deed by
CABLETEL SOUTH WALES LIMITED
acting by:


                              Director


                              Director/Secretary

                                   SCHEDULE 8
                                   ----------

                     (The Purchaser's Commission Documents)

1.   Annual Report on Form 10-K, for the fiscal year ended December 31, 1995.

2.   Annual Report to Shareholders, for the year ended December 31, 1995.

3.   Quarterly Report on Form 10-Q, for the quarterly period ended March 31,
     1996.

4. Quarterly Report on Form 10-Q/A-1 for the quarterly period ended March 31, 1996.

5.   Preliminary Proxy Statement, as filed on April 29, 1996.

6.   Current Report on Form 8-K/A-1, as filed on May 9, 1996.

7.   Current Report on Form 8-K, as filed on May 9, 1996.

8.   Current Report on Form 8-K, as filed on June 11, 1996.

9. Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996 dated August 14, 1996.

10.  Current Report on Form 8-K, as filed on September 3, 1996.

SIGNATURES
----------


SWALEC TELCO INVESTMENTS LIMITED



By its attorney:        J.A. THOMAS
                ----------------------------------------
Name: J.A. THOMAS
Title:


SOUTH WALES ELECTRICITY PLC



By its attorney:        J.A. THOMAS
                ----------------------------------------
Name: J.A. THOMAS
Title:


INTERNATIONAL CABLETEL INCORPORATED



By:              RICHARD LUBASCH
   ---------------------------------------------------
Name:
Title: